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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-236771

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)

Class A common stock, $0.01 par value per share	$589,950,000	$64,363.55

(1)
Includes shares of Class A common stock subject to the underwriters' option to purchase additional shares of Class A common stock.

(2)
The registration fee is calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Act, based on the proposed maximum aggregate offering price and Rule 457(r) under the Securities Act. Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3 filed with the Securities and Exchange Commission on February 27, 2017 (File No. 333-216251), was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in such registration statement.

Prospectus Supplement
(To Prospectus dated February 28, 2020)

Ares Management Corporation

9,500,000 Shares of Class A common stock

        We are offering 9,500,000 shares of our Class A common stock in this offering.

        Our Class A common stock is listed on the New York Stock Exchange, or the "NYSE," under the symbol "ARES." The last reported sale price of our Class A common stock on the NYSE on April 1, 2021 was $57.68 per share.

        Investing in our Class A common stock involves risks. See "Risk Factors" beginning on page S-21.

	Per Share	Total

Public offering price	$54.00	$513,000,000

Underwriting discount(1)	$1.08	$10,260,000

Proceeds to us before expenses	$52.92	$502,740,000

(1)
We refer you to "Underwriting" beginning on page S-29 of this prospectus supplement for additional information regarding underwriting compensation.

        We have granted the underwriters the option to purchase, exercisable within 30 days of the date of this prospectus supplement, up to an additional 1,425,000 shares of Class A common stock on the same terms and conditions set forth above.

        Sumitomo Mitsui Banking Corporation ("SMBC"), an existing stockholder of Ares Management Corporation, has entered into a securities purchase agreement with us (the "SMBC Purchase Agreement") to purchase $250.0 million of our common stock (consisting of a number of shares of our non-voting common stock and a number of shares of our Class A common stock to be determined by SMBC) at a price per share equal to the public offering price, less underwriting discounts and commissions, of the shares of Class A common stock being offered pursuant to this prospectus supplement in a separate private placement transaction that is expected to close concurrently with this offering. The sale of such stock will be made in accordance with the terms and subject to the conditions set forth in the SMBC Purchase Agreement, pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares of Class A common stock to purchasers on or about April 8, 2021.

Joint Book-Running Managers

Morgan Stanley	RBC Capital Markets	SMBC Nikko

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan	Wells Fargo Securities

Senior Co-Manager

Citigroup

Co-Managers

MUFG	Deutsche Bank Securities	BNY Mellon Capital Markets	BTIG

The date of this prospectus supplement is April 6, 2021

Prospectus Supplement

Prospectus

        This prospectus supplement, the accompanying prospectus and the information incorporated or deemed incorporated herein have been prepared using a number of stylistic conventions, which you should consider when reading the information herein or therein. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus supplement to:

  •
  "ARCC Part I Fees" refers to a quarterly performance income on the net investment income of Ares Capital Corporation (NASDAQ: ARCC) ("ARCC"). Such fees from ARCC are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash-settled each quarter, unless subject to a payment deferral;

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  "ARCC Part II Fees" refers to fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of ARCC Part II Fees paid in all prior years since inception;

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  •
  "Ares Operating Group" refers to, collectively, Ares Holdings L.P. ("Ares Holdings"), Ares Offshore Holdings Delaware L.P. ("Ares Offshore") and Ares Investments L.P. ("Ares Investments"), including Ares Holdings as successor to Ares Offshore and Ares Investments by operation of law following the Reorganization;

  •
  "Ares Operating Group Unit" refers to, collectively, a partnership unit in each of the Ares Operating Group entities;

  •
  "assets under management" or "AUM" refers to the assets we manage. For our funds other than collateralized loan obligations ("CLOs"), our AUM represents the sum of the net asset value ("NAV") of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV refers to the fair value of the assets of a fund less the fair value of the liabilities of the fund. For our funds that are CLOs, our AUM is equal to initial principal amounts adjusted for paydowns;

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  "available capital" (also referred to as "dry powder") is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest;

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  "CLOs" refers to "our funds" that are structured as collateralized loan obligations;

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  "concurrent private placement" refers to the proposed sale to SMBC of $250.0 million of our common stock (consisting of a number of shares of our non-voting common stock and a number of shares of our Class A Common stock to be determined by SMBC) at a price per share equal to the public offering price, less underwriting discounts and commissions, of the shares of Class A common stock being offered pursuant to this prospectus supplement in a separate private placement transaction that is expected to close concurrently with this offering;

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  "Consolidated Funds" refers collectively to certain Ares funds, co-investment entities and CLOs that are required under GAAP to be consolidated in our consolidated financial statements;

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  "Credit Facility" refers to the revolving credit facility of the Ares Operating Group;

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  "fee paying AUM" or "FPAUM" refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. For our funds other than CLOs, our FPAUM represents the amount of limited partner capital commitments for certain closed-end funds within the reinvestment period, the amount of limited partner invested capital for the aforementioned closed-end funds beyond the reinvestment period and the portfolio value, gross asset value or NAV. For our funds that are CLOs, our FPAUM is equal to the gross amount of aggregate collateral balance, at par, adjusted for defaulted or discounted collateral;

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  "fee related earnings" or "FRE", a non-GAAP measure, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as it excludes performance income, performance related compensation, investment income from our Consolidated Funds and non-consolidated funds and certain other items that we believe are not indicative of our core operating performance;

  •
  "Holdco Members" refers to Michael Arougheti, David Kaplan, Antony Ressler, Bennett Rosenthal, Ryan Berry, R. Kipp deVeer and Michael McFerran;

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  "management fees" refers to fees we earn for advisory services provided to our funds, which are generally based on a defined percentage of fair value of assets, total commitments, invested

S-ii

    capital, net asset value, net investment income, total assets or par value of the investment portfolios managed by us and include ARCC Part I Fees, among others;

  •
  "our funds" refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser;

  •
  "performance income" refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund's investment management or partnership agreements and may be either an incentive fee or carried interest;

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  "realized income" or "RI", a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from income before taxes by excluding (a) operating results of our Consolidated Funds, (b) depreciation and amortization expense, (c) the effects of changes arising from corporate actions, (d) unrealized gains and losses related to performance income and investment performance and (e) certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital transactions, underwriting costs and expenses incurred in connection with corporate reorganization;

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  "Reorganization" refers to the internal reorganization that was consummated on April 1, 2021, pursuant to which each of Ares Investments and Ares Offshore merged with and into Ares Holdings.

  •
  "SEC" refers to the Securities and Exchange Commission;

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  "Series A Preferred Stock" refers to the preferred stock, $0.01 par value per share, of Ares Management Corporation designated as 7.00% Series A Preferred Stock; and

  •
  "shareholders" refer to the holders of any shares of stock in Ares Management Corporation, whether common or preferred.

        In this prospectus supplement, the term "GAAP" refers to accounting principles generally accepted in the United States of America. Unless the context suggests otherwise, references in this prospectus supplement, or incorporated by reference herein, to "Ares," "we," "us" and "our" refer to our businesses, both before and after the consummation of our reorganization into a holding company structure on May 1, 2014 in connection with our initial public offering.

        Many of the terms used in this prospectus supplement, including AUM, FPAUM, FRE and RI, may not be comparable to similarly titled measures used by other companies. In addition, our definitions of AUM and FPAUM are not based on any definition of AUM or FPAUM that is set forth in the agreements governing the investment funds that we manage and may differ from definitions of AUM or FPAUM set forth in other agreements to which we are a party or definitions used by the SEC or other regulatory bodies. Further, FRE and RI are not measures of performance calculated in accordance with GAAP. We use FRE and RI as measures of operating performance, not as measures of liquidity. FRE and RI should not be considered in isolation or as substitutes for operating income, net income, operating cash flows, or other income or cash flow statement data prepared in accordance with GAAP. The use of FRE and RI without consideration of related GAAP measures is not adequate due to the adjustments described above. Our management compensates for these limitations by using

S-iii

FRE and RI as supplemental measures to our GAAP results. We present these measures to provide a more complete understanding of our performance as our management measures it. Amounts and percentages throughout this prospectus supplement may reflect rounding adjustments and consequently totals may not appear to sum.

        We disclose certain financial measures in this prospectus supplement that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to shareholders in assessing the overall performance of Ares' businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP, if available. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, can be found in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading "Where You Can Find More Information" in this prospectus supplement.

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement if a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See "Where You Can Find More Information" in this prospectus supplement.

        We are responsible for the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us and the documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information, and neither we nor the underwriters take responsibility for any other information that others may give you. This prospectus supplement may be used only where it is legal to sell the Class A common stock offered hereby. You should assume that the information in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated or deemed incorporated herein by reference is accurate only as of the date on the front cover of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

SUMMARY

        This summary highlights selected information contained elsewhere or incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information you should consider when making your investment decision. We urge you to read all of this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference, including our consolidated financial statements and accompanying notes, carefully to gain a fuller understanding of our business and the terms of the Class A common stock, as well as some of the other considerations that may be important to you, before making your investment decision. You should pay special attention to the "Risk Factors" section of this prospectus supplement, the accompanying prospectus and our annual report on Form 10-K for the fiscal year ended December 31, 2020 (our "Annual Report") to determine whether an investment in the Class A common stock is appropriate for you.

 OVERVIEW

        Ares is a leading global alternative investment manager with $197.0 billion of assets under management and over 1,450 employees in over 25 offices in more than 10 countries. We offer our investors a range of investment strategies and seek to deliver attractive performance to an investor base that includes over 1,090 direct institutional relationships and a significant retail investor base across our publicly traded and sub-advised funds.

        Since our inception in 1997, we have adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns through market cycles. We believe each of our distinct but complementary investment groups in Credit, Private Equity, Real Estate and Strategic Initiatives is a market leader based on assets under management and investment performance. We believe we create value for our stakeholders not only through our investment performance, but also by expanding our product offering, enhancing our distribution channels, increasing our global presence, investing in our non-investment functions, securing strategic partnerships and completing strategic acquisitions and portfolio purchases.

        We were formed as a Delaware limited partnership on November 15, 2013. Effective November 26, 2018, we completed our state law conversion from a Delaware limited partnership to a Delaware corporation (the "Conversion"), in connection with which, among other things, each common share representing limited partner interests in Ares Management, L.P. outstanding immediately prior to the Conversion converted into one issued and outstanding, fully paid and nonassessable share of Class A common stock, $0.01 par value per share, of Ares Management Corporation. As a result of the Conversion, except as otherwise expressly provided in our Certificate of Incorporation, our common stockholders are entitled to vote on all matters on which stockholders of a corporation are generally entitled to vote under the Delaware General Corporate Law (the "DGCL"), including the election of our board of directors.

        Our AUM has grown to $197.0 billion as of December 31, 2020 from $42.0 billion a decade earlier. As shown in the chart below, over the past five and ten years, our assets under management have achieved a compound annual growth rate ("CAGR") of 16% and 17%, respectively ($ in billions):

        We have an established track record of delivering strong risk-adjusted returns through market cycles. We believe our consistent and strong performance in a broad range of alternative investments has been shaped by several distinguishing features of our platform:

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  Comprehensive Multi-Asset Class Expertise and Flexible Capital:  Our proficiency at evaluating every level of the capital structure, from senior debt to common equity, across companies, structured assets, infrastructure, power and energy assets, and real estate projects enables us to effectively assess relative value. This proficiency is complemented by our flexibility in deploying capital in a range of structures and different market environments to maximize risk-adjusted returns.

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  Differentiated Market Intelligence:  Our proprietary research on over 55 industries and insights from a broad, global investment portfolio enable us to more effectively diligence and structure our products and investments.

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  Consistent Investment Approach:  We believe our rigorous, credit-oriented investment approach across each of our investment groups is a key contributor to our strong investment performance and ability to expand our product offering.

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  Robust Sourcing Model:  Our investment professionals' local market presence and ability to effectively cross-source for other investment groups generates a robust pipeline of high-quality investment opportunities across our platform.

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  Talented and Committed Professionals:  We attract, develop and retain highly accomplished investment professionals who not only demonstrate deep and broad investment expertise but also have a strong sense of commitment to our firm.

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  Collaborative Culture:  We share ideas, relationships and information across our investment groups, which enables us to more effectively source, evaluate and manage investments.

        We have received numerous awards for 2020 from various industry publications, including: Global Fund Manager of the Year, BDC of the Year, Americas, Distressed Debt Investor of the Year, Asia-Pacific, Lender of the Year from Private Debt Investor; and North America from Private Equity International.

Investment Groups

        Each of our investment groups employs a disciplined, credit-oriented investment philosophy and is managed by a seasoned leadership team of senior professionals with extensive experience investing in, advising, underwriting and restructuring companies, power and energy assets, and real estate properties.

Credit Group

        Our Credit Group is one of the largest managers of credit strategies across the non-investment grade credit universe, with $145.5 billion of AUM and over 200 funds as of December 31, 2020. The Credit Group provides solutions for investors seeking to access a wide range of credit assets, including liquid credit, alternative credit products and direct lending products. The Credit Group capitalizes on opportunities across traded and non-traded corporate and consumer debt across the U.S. and European markets, providing investors access to directly originated fixed and floating rate credit assets along with the ability to capitalize on illiquidity premiums across the credit spectrum. Our U.S. and European direct lending strategies are among the largest in their respective markets. We are also a leading global manager of syndicated bank loans.

        The Credit Group offers the following credit strategies across the liquid and illiquid spectrum:

        Liquid Credit:    Our liquid credit investment solutions help investors access the syndicated loan and high yield bond markets, among other asset categories. We focus on capitalizing on opportunities across traded corporate credit. As of December 31, 2020, our liquid credit team managed $33.8 billion of AUM in over 85 funds and separately managed accounts ("SMAs").

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  Syndicated Loans:  Our syndicated loans strategy delivers a diversified portfolio of liquid, traded non-investment grade secured loans to corporate issuers. We focus on evaluating individual credit opportunities related primarily to non-investment grade senior secured loans and primarily target first lien secured debt, with a secondary focus on second lien secured loans and subordinated and other unsecured loans. These capabilities have supported our long history as leading manager and issuer of CLOs that hold syndicated loans.

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  High Yield Bonds:  Our high yield bonds strategy employs a value-driven philosophy, utilizing fundamental research to identify non-investment grade corporate issuers. We primarily seek a diversified portfolio of liquid, traded non-investment grade corporate bonds. This approach incorporates secured, unsecured and subordinated debt instruments of issuers in both North America and Europe.

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  Multi-Asset Credit:  Our multi-asset credit strategy combines both syndicated loans and high yield bonds, as well as other asset categories including structured credit, special situations and related credit instruments into a single portfolio. These portfolios are designed to offer investors a flexible solution to credit investing by allowing us to tactically allocate between multiple asset classes in various market conditions. This strategy invests globally, can be highly customized, and is designed to "go anywhere" within the liquid, non-investment grade credit universe.

        Alternative Credit:    Our alternative credit strategy seeks to capitalize on asset-focused investment opportunities that fall outside of traditional, well-defined markets such as corporate debt, real estate and private equity. As of December 31, 2020, our team of over 30 professionals managed $12.9 billion in AUM in over 20 private funds and SMAs for a global investor base. Our alternative credit strategy emphasizes downside protection and capital preservation through a focus on investments that tend to share the following key attributes: asset security, covenants, structural protections and cash flow velocity. Our investment approach is designed to capture and create value by leveraging our firm's platform insights to assess risk and relative value.

        Direct Lending:    Our direct lending strategy is one of the largest self-originating direct lenders to the U.S. and European markets, with $98.8 billion of AUM in over 85 funds and investment vehicles as of December 31, 2020. We manage various types of direct lending vehicles within our U.S. and European direct lending teams including commingled funds, SMAs for large institutional investors seeking tailored investment solutions and joint venture lending programs.

        Our direct lending team has a multi-channel origination strategy designed to address a broad set of investment opportunities in the middle market. We focus on being the lead or sole lender to our portfolio companies which we believe allows us to exert greater influence over deal terms, capital structure, documentation, fees and pricing, while securing our position as a preferred source of financing for our transaction partners. The team maintains a flexible investment strategy with the capability to invest in first lien senior secured loans (including "unitranche" loans which are loans that combine senior and subordinated debt, generally in a first lien position), second lien senior secured loans, subordinated debt, preferred equity and non-control equity co-investments in private middle market companies.

        U.S. Direct Lending:    Our leading U.S. team is comprised of over 145 investment professionals that cover more than 525 financial sponsors and provide a wide range of financing solutions to middle market companies that typically range from $10 million to $250 million in earnings before interest, tax, depreciation and amortization ("EBITDA"). As of December 31, 2020, our U.S. direct lending team and its affiliates managed $56.5 billion in AUM in over 60 funds and investment vehicles. Our U.S. team manages corporate lending activities primarily through our inaugural vehicle and publicly traded business development company ("BDC"), ARCC, as well as private commingled funds and SMAs.

        Primary areas of focus for our U.S. Direct Lending teams include:

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  Ares Capital Corporation:  ARCC is a leading specialty finance company focused on providing direct loans and other investments to private middle market companies in the U.S. ARCC has elected to be regulated as a BDC and is the largest BDC by market capitalization as of December 31, 2020.

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  U.S. Commingled Funds and SMAs:  Outside of ARCC, U.S. direct lending also generates fees from other funds, including: Ares Private Credit Solutions, which focuses on junior debt investments in upper middle market companies; Ares Senior Direct Lending Fund, which focuses on first lien senior secured loans to North American middle market companies; and Ares Commercial Finance, which focuses on asset-based and cash flow loans to middle market and specialty finance companies; as well as SMAs for large institutional investors.

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  European Direct Lending:  Our leading European team is comprised of over 65 investment professionals that cover approximately 300 financial sponsors and is one of the most active participants in the European middle market. The team offers a wide range of financing opportunities to middle market companies with EBITDA typically ranging from €10 million to €100 million. As of December 31, 2020, our European direct lending team managed $42.3 billion in AUM in over 25 funds, including our flagship European direct lending commingled funds, other various funds and SMAs.

        The following charts present the Credit Group's AUM, FPAUM as of December 31, 2020 by investment strategy ($ in billions):

Private Equity Group

        Our Private Equity Group has achieved compelling investment returns for a loyal and growing group of high profile limited partners and, as of December 31, 2020, had $27.4 billion of AUM. Our Private Equity Group broadly categorizes its investment activities into three strategies: Corporate Private Equity, Special Opportunities and Infrastructure and Power. Our private equity professionals have a demonstrated ability to deploy flexible capital, which allows them to stay both active and disciplined in various market environments. The group manages funds focused primarily on North America and, to a lesser extent, Europe and China.

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  Corporate Private Equity:  Certain of our senior private equity professionals have been working together since 1990 and raised our first corporate private equity fund in 2003. Our team has grown to over 75 investment professionals based in Los Angeles, Chicago, London, Shanghai, and Hong Kong. In the U.S. and London, we pursue four principal transaction types: prudently leveraged control buyouts, growth equity, rescue/deleveraging capital and distressed buyouts/discounted debt accumulation. This flexible capital approach, together with the broad resources of the Ares platform, widens our universe of potential investment opportunities and allows us to remain active in different markets and to be highly selective in making investments across various market environments.

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  Special Opportunities:  Our special opportunities team has more than 15 investment professionals and employs a flexible capital strategy to target non-control positions across a broad spectrum of stressed, distressed and opportunistic situations. We target businesses undergoing stress or transformational change that we believe present asymmetric risk/reward opportunities that offer strong downside protection and the potential for significant upside participation. We employ our deep credit expertise, proprietary research and robust sourcing model to capitalize on current market trends. This opportunistic approach allows us to invest in both private and public transaction types across a broad range of industries, asset classes and geographies.

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  Infrastructure and Power:  Our infrastructure and power team has more than 15 investment professionals and takes a value-added approach that seeks to source and structure essential infrastructure assets with strong downside protection and potential for capital appreciation throughout the climate infrastructure, natural gas generation, and energy transportation sectors. We utilize a broad origination strategy, flexible investment approach, and leverage industry relationships and the Ares platform to seek attractive risk-adjusted returns across the infrastructure and power industry. We believe our experience across the asset life cycle, flexible capital approach, and broad infrastructure expertise positions us well to take advantage of the transitioning infrastructure industry.

        The following charts present the Private Equity Group's AUM, FPAUM as of December 31, 2020 by investment strategy ($ in billions):

Real Estate Group

        Our Real Estate Group manages comprehensive equity and debt strategies, with $14.8 billion of assets under management as of December 31, 2020. With our experienced team, along with our expansive network of relationships, our Real Estate Group capitalizes on opportunities across both real estate equity and debt investing. Our equity investments focus on implementing hands-on value creation initiatives to mismanaged and capital-starved assets, as well as new development, ultimately selling stabilized assets back into the market. Our debt strategies leverage the Real Estate Group's diverse sources of capital to directly originate and manage commercial mortgage investments on properties that range from stabilized to those requiring hands-on value creation. The Real Estate Group has achieved significant scale in a short period of time through various acquisitions and successful fundraising efforts. Today, the group provides investors access to its capabilities through several vehicles: U.S. and European real estate equity commingled funds, U.S. real estate debt commingled funds, real estate equity and real estate debt SMAs and a publicly traded commercial mortgage REIT, Ares Commercial Real Estate Corporation ("ACRE"). The group's activities are managed by dedicated equity and debt teams in the U.S. and Europe.

        Real Estate Equity:    Our real estate equity team, with over 55 investment professionals, has extensive real estate private equity experience in the United States and Europe. Our team primarily acquires and improves assets through renovations, repositioning and retenanting as well as selective developments in the United States and Europe. As of December 31, 2020, our real estate equity team managed $9.2 billion in AUM in over 35 investment vehicles. Primary areas of focus for our Real Estate Group equity teams include:

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  Real Estate Equity Value-Add:  Our U.S. and European value-add investment activities focus on the acquisition of underperforming, income-producing, institutional-quality assets that our team believes can be improved through select value-creation initiatives. We target the major property sectors, including residential, industrial, office and select other property types across the U.S. and Europe.

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  Real Estate Equity Opportunistic:  Our U.S. and European opportunistic real estate investment activities focus on capitalizing on distressed and special situations, repositioning underperforming assets and undertaking select development and redevelopment projects. We target the major property sectors, including residential, industrial and office as well as select retail, hospitality and other niche asset classes across the U.S. and Europe.

        Real Estate Debt:    Our real estate debt team, with over 25 professionals, primarily focuses on directly originating and investing in a wide range of financing opportunities in the U.S. As of December 31, 2020, our real estate debt team managed $5.6 billion in AUM in five investment vehicles. In addition to managing private commingled funds and SMAs, our real estate debt team also invests through a specialty finance company, ACRE, which invests in a diversified portfolio of real estate debt investments. By investing through multiple investment vehicles, our real estate debt team has the ability to provide flexible financing across the capital structure. While our real estate debt strategies focus predominantly on directly originated transactions, we also selectively pursue secondary market acquisitions and syndicated transactions.

        The following table presents the Real Estate Group's AUM, FPAUM as of December 31, 2020 by investment strategy ($ in billions):

Strategic Initiatives

        Strategic Initiatives represents operating segments and strategic investments that seek to expand our reach and its scale in new and existing global markets including Ares SSG as well as Ares Insurance Solutions ("AIS").

        Ares SSG:    Ares SSG is a highly differentiated investment manager making credit, special situations and private equity investments in the Asia-Pacific region. The team of over 30 investment professionals has an extensive history of investing in Asian markets. Ares SSG benefits from having an on-the-ground presence in offices across Asia Pacific and a comprehensive range of local market licenses and entities to provide our clients with an extensive regional investment platform. Ares SSG has $7.0 billion in AUM across over 10 funds as of December 31, 2020 and primarily employs a direct origination model and aims to provide flexible capital solutions to its investee companies and compelling risk-reward investment opportunities to our investors.

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  Asian Special Situations:  Our Asian special situations strategy focuses on primary and secondary special situation across the Asia Pacific region. Our team primarily targets restructuring-related situations, deep value acquisitions and last-mile financing.

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  Asian Secured Lending:  Our Asian secured lending strategy targets high quality, privately sourced direct lending loans that do not exhibit financial strain. Our team primarily targets investments in secured loans, growth capital financing and acquisition financing, leveraging our deep set of relationships and coverage to enable direct origination across the Asia Pacific region.

        Ares Insurance Solutions:    AIS is our dedicated, in-house team that provides solutions to insurance clients, including asset management, capital solutions and corporate development. Leveraging over 525 investment professionals across the firm's investment groups, AIS creates tailored investment solutions that meet the unique objectives of our insurance clients. AIS strives to provide insurers with differentiated investment solutions with attractive risk and capital adjusted return profiles that fit within regulatory, rating agency and other counterparty guidelines. AIS is overseen by an experienced management team with direct insurance industry experience in many areas directly applicable to AIS and our insurance company clients. Members of the Ares team have previously held senior positions at leading insurers. AIS acts as the dedicated investment manager, capital solutions and corporate development partner to Aspida Life Re Ltd. ("Aspida"), an insurance company that focuses on the U.S. life and annuity insurance and reinsurance markets. In addition, AIS provides key strategic advantages to Aspida, including insurance investment experience, differentiated asset origination, asset-liability and capital solutions and access to capital.

        The following charts present Strategic Initiatives' AUM and FPAUM as of December 31, 2020 by investment strategy ($ in billions):

Integrated Investment Platform and Process

        We operate our firm as an integrated investment platform with a collaborative culture that emphasizes sharing of knowledge and expertise. We believe the exchange of information enhances our ability to analyze investments, deploy capital and improve the performance of our funds and portfolio companies. We have established deep and sophisticated independent research capabilities in over 55 industries and insights from active investments in over 2,025 companies, over 760 alternative credit investments and over 210 properties. In order to better collaborate on the information insights we possess across our investment platform, we formed a Global Markets Committee that meets monthly to share investing activities and market insights across our investment groups and the impact these market trends are having on our global investment strategies. Our extensive network of investment professionals includes local and geographically positioned individuals with the knowledge, experience and relationships that enable them to identify and take advantage of a wide range of investment opportunities.

        Our investment process leverages the power of our platform and an extensive network of professionals across our investment areas to identify and source attractive risk adjusted return opportunities while emphasizing capital preservation. We utilize our collective market and company knowledge, proprietary internal industry and company research, third party information and financial modeling to drive fundamental credit analysis and investment selection. We are able to invest up and down a company's capital structure, which we believe helps us capitalize on out-performance opportunities and assess relative value for a particular investment. The investment committees of our investment groups review and evaluate investment opportunities in a framework that includes a qualitative and quantitative assessment of the key risks of each investment. We do not have a centralized investment committee and instead our investment committees are structured with overlapping membership from different investment groups to ensure consistency of approach and shared investment experience. In addition, our investment vehicles have investment policies and procedures that generally contain requirements and limitations, such as concentrations of securities, industries, and geographies in which such investment vehicle will invest, as well as other limitations required by law.

Breadth, Depth and Tenure of our Senior Management

        Ares was built upon the fundamental principle that each of our distinct but complementary investment groups benefits from being part of our broader platform. We believe that our strong performance, consistent growth and high talent retention through economic cycles is due largely to the effective application of this principle across our broad organization of over 1,450 employees. The management of our operating businesses is currently overseen by our Executive Management Committee, which typically meets weekly to discuss strategy and operational matters, and includes as representatives Holdco Members and other senior leadership from our investment groups and business operations team. We also have a Partners Committee comprised of senior leadership from across the firm that meets periodically to discuss our business, including investment and operating performance, fundraising, market conditions, strategic initiatives and other firm matters. Each of our investment groups is led by its own deep leadership team of highly accomplished investment professionals, who average approximately 25 years of experience managing investments in, advising, underwriting and restructuring companies. While primarily focused on managing strategies within their own investment group, these senior professionals are integrated within our platform through economic, cultural and structural measures. Our senior professionals have the opportunity to participate in the incentive programs of multiple investment groups to reward collaboration across our investment activities. This collaboration takes place on a daily basis and is formally promoted through internal systems and widely attended weekly or monthly meetings.

Recent Developments

Landmark Acquisition

        Overview:    On March 30, 2021, a subsidiary of Ares entered into a definitive agreement to acquire Landmark Partners LLC and its subsidiaries (collectively, "Landmark"), a leading alternative asset management firm specialized in the secondary market (the "Landmark Acquisition"). With six global offices, Landmark manages secondary funds specializing in private equity, real estate and infrastructure. Landmark's staff of 150 employees includes 65 investment and research professionals and over the course of Landmark's 30-year history, Landmark has invested across over 2,400 partnership interests, driving unique and proprietary transactions through deeply established relationships with institutional investors, fund sponsors, and market advisors.

        Rationales for the Landmark Acquisition include:

        Leading and Differentiated Secondaries Investor:    Landmark is a leading and differentiated secondaries investor and addresses a key opportunity in Ares' fund offerings with its range of secondary solutions and, according to the Greenhill Secondaries Global Trends & Outlook, has demonstrated 43% greater AUM growth than the industry in terms of private equity capital raised over the past four years.

        Strong Business Combination:    We believe that Landmark's approach and processes are culturally similar to Ares', with the combined business expected to build on key sourcing, relative value and structuring advantages as well as new growth opportunities. We expect our combined investor base of approximately 1,600 institutional investors will present enhanced fundraising opportunities across our strategies as less than 5% of our accounts are currently invested with both Ares and Landmark.

        Attractive and Growing Secondaries Market:    We believe the private secondaries market is an attractive and growing platform. Secondaries can offer broad alternative asset exposure while accelerating the return of capital by investing later in the investment horizon. According to Greenhill Secondaries Global Trends & Outlook, approximately $88 billion in 2019, secondaries transaction volume has grown at a 15% CAGR since 2007. Yet, according to Preqin, as of March 2021, secondaries represent only 5% of the primary market, offering significant growth opportunity.

        Compelling Financial Benefits:    As of December 31, 2020, Landmark has approximately $19 billion AUM, including approximately $17 billion fee paying AUM, and approximately $8 billion of available capital. Landmark's management fee revenues for the year ended December 31, 2020 were estimated to be $147 million and its fee related earnings were estimated to be $67 million. On an as-adjusted basis for the year ended December 31, 2020, Ares and Landmark's combined AUM total approximately $216 billion, including approximately $143 billion fee paying AUM, and approximately $64 billion of available capital. On an as-adjusted basis, Ares and Landmark's combined management fee revenues and fee related earnings for the same period were estimated to be $1,333 million and $492 million, respectively. Accordingly, the Landmark Acquisition is expected to be accretive to our as-adjusted FRE, FRE margins and after tax realized income per common share for the year ended December 31, 2020. Information is presented on an as-adjusted basis by combining Ares and Landmark results for the year ended December 31, 2020 and not a pro forma basis under Article 11 of Regulation S-X.

        The transaction consideration will be primarily comprised of approximately $787 million of cash and will include a component consisting of up to 5,523,746 Ares Operating Group Units, subject to customary adjustments. The Landmark Acquisition is expected to close in the second quarter of 2021 and is subject to customary closing conditions, including regulatory approvals. We cannot assure you that the Landmark Acquisition will be consummated on the anticipated schedule, pursuant to the foregoing terms or at all. See "Risk Factors—Risks Related to the Proposed Landmark Acquisition—We cannot assure you that the proposed Landmark Acquisition will be completed on a timely basis or at all." The closing of this offering is not conditioned upon the closing of the Landmark Acquisition. All of the information included or incorporated by reference in this prospectus supplement regarding Landmark is based on information provided by the sellers in connection with our due diligence related to the pending acquisition.

        Below is a reconciliation of Landmark's net income to estimated fee related earnings for the year ended December 31, 2020.

Landmark GAAP to Non-GAAP Reconciliation

$ in Millions	Year Ended December 31, 2020
Net Income	$42
Adjustments:
Amortization of intangibles	6
Depreciation expense	1
Equity Compensation expense	0
Non-recurring cash retention bonus program	17
Net investment (income) expense	0
Other (income) expense	(0)
Income tax expense	1

Fee Related Earnings	$67

        The above information reflects the sellers' estimates of Landmark's results of operations for the year ended December 31, 2020 based on Ares' reporting framework. As a result, the above information may vary from Landmark's actual results of operations for the year ended December 31, 2020. Further, these estimates are not a comprehensive statement of Landmark's financial condition or results of operations as of and for the year ended December 31, 2020 and should not be viewed as a substitute for complete full year financial statements prepared in accordance with GAAP. These estimates are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these estimates.

        We continue to actively pursue acquisition opportunities as part of our strategic plan. Although we may pursue a number of acquisitions at any given time, it is not possible at this time to determine the likelihood that any such acquisitions will ultimately be consummated.

SMBC Private Placement

        SMBC, an existing stockholder of Ares, has entered into the SMBC Purchase Agreement, pursuant to which SMBC will purchase $250.0 million of our common stock (consisting of a number of shares of non-voting common stock and a number of shares of our Class A common stock to be determined by SMBC) at a price per share equal to the public offering price, less underwriting discounts and commissions, of Class A common stock being offered pursuant to this prospectus supplement in a separate private placement transaction that is expected to close concurrently with this offering. The sale of such stock will be made in accordance with the terms and subject to the conditions set forth in the SMBC Purchase Agreement, pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder. Prior to this offering and the concurrent private placement, SMBC owned 12,130,540 Class A common stock of Ares. We are party to an investor rights agreement with SMBC, dated March 31, 2020, that, among other things, grants SMBC board observer rights.

 Organizational Structure

        The simplified diagram below (which omits certain intermediate holding companies) depicts our legal organizational structure. Ownership information in the diagram below is presented as of April 1, 2021, following the Reorganization and prior to giving effect to this offering and the concurrent private placement. Ares Management Corporation is a holding company and through subsidiaries is the general partner of Ares Holdings and operates and controls the business and affairs of the Ares Operating Group. Ares Management Corporation consolidates the financial results of the Ares Operating Group, its consolidated subsidiaries and certain consolidated funds. Assuming the sale of all of the shares of our Class A common stock subject to this offering (and assuming the underwriters do not exercise their option to purchase additional shares), the public and Ares Owners Holding L.P. would own 87.16% and 12.84%, respectively, of the outstanding shares of our Class A common stock as of April 1, 2021.

Holdco Members
Ares Partners Holdco LLC
Co-Founders and other senior professional owners
Class A common stock (NYSE: ARES) 13.65%
• Voting rights described below
Ares Owners Holdings L.P.
Ares Management GP LLC
Ares Voting LLC
Class A common stock (NYSE: ARES) 86.35%
• Voting right described below
Public Common Shareholders
Class B common stock
• No economic rights
• Voting rights described below
Class C common stock
• No economic rights
• Voting rights described below
Ares Management Corporation (Issuer)
Public Preferred Shareholders
7.00% Series A Preferred Stock (NYSE: ARES.PRA)
Ares Operating Group Units
• Not publicly traded
• Exchangeable on a one-for-one basis for public traded Class A common stock
42.81%
57.19%
Ares Holdings, L.P.
100% through direct and indirect ownership
100% through direct and indirect ownership
Ares Management LLC
Ares Finance Co. LLC
Ares Finance Co. II LLC
Ares Investments Holdings LLC

(1)
Assuming the full exchange of Ares Operating Group Units for shares of our Class A common stock, as of April 1, 2021, Ares Owners Holdings L.P. would hold 50.61% and the public would hold 49.39% of Ares Management Corporation.

(2)
Among other things, in connection with the Reorganization, effective April 1, 2021, each of Ares Investments and Ares Offshore merged with and into Ares Holdings.

(3)
As of the date of this prospectus supplement, SMBC and its wholly owned subsidiaries own 12,130,540 Class A common stock of Ares Management Corporation. In connection with the

  SMBC Purchase Agreement and upon completion of the concurrent private placement, SMBC's ownership of Class A common stock will increase and will include shares of our non-voting common stock. We are party to an investor rights agreement with SMBC, dated March 31, 2020, that, among other things, grants SMBC board observer rights.

        Ares Management Corporation completed its conversion from a Delaware limited partnership to a Delaware corporation effective on November 26, 2018. We were formed as a Delaware limited partnership on November 15, 2013. Our principal executive offices are located at 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067, and our telephone number is (310) 201-4100.

 The Offering

        This summary is not a complete description of the Class A common stock. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the Class A common stock, see the section entitled "Description of Capital Stock" in this prospectus supplement. Unless otherwise indicated, all shares information in this prospectus supplement is based on the number of Class A common stock outstanding as of April 1, 2021 and excludes information on Class A common stock reserved for issuance.

        In this portion of the summary, the terms "we," "us" and "our" refer only to Ares Management Corporation and not to any of our subsidiaries.

Class A Common Stock Offered hereby	9,500,000 shares of Class A common stock.
Option to Purchase Additional Class A Common Stock

We have granted the underwriters an option to purchase, exercisable within 30 days of the date of this prospectus supplement, up to an additional 1,425,000 shares of Class A common stock at the price to the public less the underwriting discount.

Class A Common Stock Outstanding Before this Offering and the Concurrent Private Placement	149,851,933 shares of Class A common stock
Cash Dividend Policy

We have adopted a dividend policy to provide a steady quarterly dividend for each calendar year that will be pegged to our after-tax fee related earnings. In 2021, we intend to pay a $0.47 dividend per share of our Class A common stock per quarter. Our fixed dividend will be reassessed each year based upon the level and growth of our after-tax fee related earnings. The declaration, payment and determination of the amount of quarterly dividends, if any, will be at the sole discretion of our board of directors, which may change our dividend policy at any time.

Exchange Agreement

Pursuant to the Exchange Agreement, as amended (as defined below), with the holders of Ares Operating Group Units, such holders may, up to four times each year (subject to any applicable transfer restrictions and the terms of the exchange agreement), exchange their Ares Operating Group Units for our Class A common stock on a one-for-one basis or, at our option, for cash. A holder of Ares Operating Group Units must exchange one Ares Operating Group Unit in each of the three Ares Operating Group entities to effect an exchange for a share of our Class A common stock. Ares Management Corporation holds through subsidiaries a number of Ares Operating Group Units equal to the number of Class A common stock that Ares Management Corporation has issued. See "Certain Relationships and Related Transactions, and Director Independence—Exchange Agreement" appearing in our Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Tax Receivable Agreement

Pursuant to a tax receivable agreement with certain existing direct and indirect holders of Ares Operating Group Units, we are required to pay such holders or entities that will hold such Ares Operating Group Units on their behalf (the "TRA Recipients") 85% of the amount of cash tax savings, if any, in U.S. federal, state, local and foreign income tax or franchise tax that we actually realize as a result of potential increases in the tax basis of the tangible and intangible assets of the Ares Operating Group entities as well as certain other tax benefits related to our entering into tax receivable agreement. The TRA Recipients include, among others, our Holdco Members and other executive officers. See "Certain Relationships and Related Transactions—Tax Receivable Agreement" appearing in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2020 (our "2020 Proxy Statement"), which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Investor Rights Agreements

We have entered into investor rights agreements that grant Ares Owners Holdings L.P., and certain other persons, including SMBC, the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act Class A common stock delivered in exchange for Ares Operating Group Units or Class A common stock of Ares Management Corporation otherwise held by them. In addition, we may be required to make available shelf registration statements permitting sales of our Class A common stock into the market from time to time over an extended period. Lastly, certain parties have the ability to exercise certain piggyback registration rights in respect of shares of our Class A common stock held by them in connection with registered offerings requested by other registration rights holders or initiated by us. See "Certain Relationships and Related Transactions—Investor Rights Agreement" appearing in our 2020 Proxy Statement, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Voting Rights

Holders of our Class A common stock are entitled to one vote per share of Class A common stock. On any date on which the Ares Ownership Condition is satisfied, holders of our Class B common stock are, in the aggregate, entitled to a number of votes equal to (x) four times the aggregate number of votes attributable to our Class A common stock minus (y) the aggregate number of votes attributable to our Class C common stock. On any date on which the Ares Ownership Condition is not satisfied, holders of our Class B common stock are not entitled to vote on any matter submitted to a vote of our stockholders. Each holder of our Class C common stock is generally entitled to a number of votes equal to the number of Ares Operating Group Units held of record by each Ares Operating Group limited partner other than Ares Management Corporation and its subsidiaries. Except as provided in the Certificate of Incorporation and the Bylaws and under the DCGL, shares of Series A Preferred Stock are generally non-voting. The "Ares Ownership Condition" is a determination of our Board on or about January 31 of each year as to whether the total voting power held collectively by (i) holders of our Class C common stock (currently only Ares Voting LLC), (ii) then-current or former Ares personnel (including indirectly through related entities) and (iii) Ares Owners Holdings L.P. ("Ares Owners"), without duplication, is at least 10% of the collective voting power of our outstanding Class A common stock and our Class C common stock, voting together as a single class. For purposes of determining whether the Ares Ownership Condition is satisfied, the Board will treat as outstanding, and as held by the foregoing persons, all shares of common stock deliverable to such persons pursuant to equity awards granted to such persons. See "Description of Capital Stock—Common Stock—Voting Rights" in this prospectus supplement.

Use of Proceeds

The net proceeds from our issuance and sale of Class A common stock are expected to be approximately $502,040,000 (or approximately $577,451,000 if the underwriters exercise in full their option to purchase additional shares), after deducting the underwriting discount and estimated offering expenses. Net proceeds from the concurrent private placement will be $249,725,000. We intend to use the net proceeds from our issuance and sale of Class A common stock and the net proceeds from the concurrent private placement for (i) the payment of the cash consideration due in respect of the Landmark Acquisition and related fees, costs and expenses and (ii) general corporate purposes, including repayment of debt or preferred stock, other strategic acquisitions and growth initiatives. We will bear certain expenses of this offering, which we estimate will be approximately $700,000. See "Use of Proceeds" in this prospectus supplement. Pending such use, we may invest the net proceeds in short term investments.

NYSE Trading Symbol	"ARES."
Risk Factors	See "Risk Factors" in this prospectus supplement and the accompanying prospectus for a discussion of risks you should carefully consider before deciding to invest in our Class A common stock.

        The number of shares of Class A common stock outstanding before this offering and the other information based thereon in this prospectus supplement, except where otherwise disclosed, excludes:

  •
  112,163,894 Class A common stock issuable upon exchange by holders of Ares Operating Group Units;

  •
  Up to 5,523,746 Ares Operating Group Units issuable in connection with the Landmark Acquisition, subject to customary adjustments;

  •
  Class A common stock sold to SMBC in the concurrent private placement; and

  •
  interests that may be granted under the Ares Management Corporation 2014 Equity Incentive Plan, as amended and restated on March 1, 2018 and as further amended and restated effective November 26, 2018 (the "2014 Equity Incentive Plan") as of April 1, 2021, consisting of:

  •
  18,111,663 restricted units to be settled in shares of Class A common stock;

  •
  8,312,203 shares of Class A common stock issuable upon exercise of options granted to our professionals; and

  •
  38,472,115 additional shares of Class A common stock available for future grant under our 2014 Equity Incentive Plan, which amount is subject to automatic annual increases.

RISK FACTORS

        Investing in the Class A common stock covered by this prospectus supplement and the accompanying prospectus involves various risks. You should carefully consider each of the risks described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021 and incorporated by reference in this prospectus supplement and the accompanying prospectus, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov, and all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties discussed in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our Class A common stock. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our Class A common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

Risks Related to the Landmark Acquisition

        We face risks and uncertainties related to the Landmark Acquisition, including the ability of Ares to consummate the Landmark Acquisition and to effectively integrate the acquired business into our operations and to achieve the expected benefit therefrom. See "Risk Factors—We may enter into new lines of business and expand into investment strategies, geographic markets and businesses, each of which may result in additional risks, expenses and uncertainties in our businesses" and "Risk Factors—If we are unable to consummate or successful integrate development opportunities, acquisitions or joint ventures, we may not be able to implement our growth strategy successfully" appearing in our Annual Report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

We cannot assure you that the proposed Landmark Acquisition will be completed on a timely basis or at all.

        There are a number of risks and uncertainties relating to the Landmark Acquisition. For example, the Landmark Acquisition may not be completed, or may not be completed in the time frame, on the terms or in the manner currently anticipated, as a result of a number of factors, including the failure of the parties to satisfy one or more of the conditions to closing. There can be no assurance that the conditions to closing of the Landmark Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Landmark Acquisition. The equity purchase agreement may be terminated by the parties thereto under certain circumstances, including, without limitation, if the Landmark Acquisition has not been completed by September 30, 2021 (subject to certain limited exceptions). Delays in closing the Landmark Acquisition or the failure to close the Landmark Acquisition at all may result in our incurring significant additional costs in connection with such delay or termination of the equity purchase agreement and/or failing to achieve the anticipated benefits of the Landmark Acquisition. Any delay in closing or a failure to close the Landmark Acquisition could have a negative impact on our business and the trading price of our Class A common stock.

        In the event the Landmark Acquisition is not consummated, we may use the proceeds from this offering for general corporate purposes, including repayment of debt or preferred stock, other strategic acquisitions and growth initiatives. However, we would have broad authority to use such net proceeds for those and other purposes that may not be accretive to our FRE, FRE margins and after tax realized income per common share.

If we do not complete the Landmark Acquisition, we will have incurred substantial expenses without our stockholders realizing the expected benefits.

        If we are unable to complete the Landmark Acquisition, we will have incurred significant due diligence, legal, accounting and other transaction costs in connection with the Landmark Acquisition without our stockholders realizing the anticipated benefits. We cannot assure you that we will acquire Landmark because the proposed Landmark Acquisition is subject to a variety of factors, including the satisfaction of customary closing conditions.

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the information incorporated or deemed incorporated herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which reflect our current views with respect to, among other things, future events, operations and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of those words, other comparable words or other statements that do not relate to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the ability of Ares to consummate the Landmark Acquisition and to effectively integrate the acquired business into our operations and to achieve the expected benefits therefrom. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Some of these factors are described under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021 and incorporated by reference in this prospectus supplement and the accompanying prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the risk factors, as such factors may be updated from time to time, and other cautionary statements that are included in this prospectus and in our other periodic filings, which are accessible on the SEC's website at www.sec.gov. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these forward-looking statements. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

 USE OF PROCEEDS

        The net proceeds from our issuance and sale of Class A common stock are expected to be approximately $502,040,000 (or approximately $577,451,000 if the underwriters exercise in full their option to purchase additional shares), after deducting the underwriting discount and estimated offering expenses. Net proceeds from the concurrent private placement will be $249,725,000. We intend to use the net proceeds from our issuance and sale of Class A common stock and the net proceeds from the concurrent private placement for (i) the payment of the cash consideration due in respect of the Landmark Acquisition and related fees, costs and expenses and (ii) general corporate purposes, including repayment of debt or preferred stock, other strategic acquisitions and growth initiatives. Pending such use, we may invest the net proceeds in short term investments.

        We will bear certain expenses of this offering, which we estimate will be approximately $700,000.

 DESCRIPTION OF CAPITAL STOCK

        The following description summarizes the most important terms of our capital stock, including our Class A common stock, to which this prospectus supplement relates. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Incorporation and Bylaws, copies of which have been previously filed by us with the SEC and incorporated by reference in this prospectus supplement.

        Our authorized capital stock consists of 3,000,000,000 shares, all with a par value of $0.01 per share, of which:

  •
  1,500,000,000 are designated as Class A common stock;

  •
  1,000 are designated as Class B common stock;

  •
  499,999,000 are designated as Class C common stock; and

  •
  1,000,000,000 are designated as preferred stock, of which 12,400,000 shares are designated as Series A Preferred Stock.

        We had outstanding as of April 1, 2021:

  •
  149,851,933 shares of Class A common stock;

  •
  1,000 shares of Class B common stock;

  •
  112,163,894 shares of Class C common stock;

  •
  12,400,000 shares of Series A Preferred Stock; and

  •
  26,423,866 shares of Class A common stock are issuable upon the exercise of outstanding equity awards.

Common Stock

  Corporate Conversion

        Our common stock consists of Class A common stock, Class B common stock and Class C common stock. At 12:01 am EST on November 26, 2018 (the "Effective Time") and pursuant to a plan of conversion, (i) each common share representing limited partner interests in Ares Management, L.P. outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class A common stock, (ii) each general partner share of Ares Management, L.P. outstanding immediately prior to the Effective Time converted into 1,000 issued and outstanding, fully paid and nonassessable shares of Class B common stock, and (iii) each special voting share of Ares Management, L.P. outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class C common stock. Except with respect to voting rights, our Certificate of Incorporation and our Bylaws provide our stockholders following the Conversion with substantially the same rights and obligations of limited partners pursuant to the limited partnership agreement of Ares Management, L.P. immediately prior to the Conversion.

  Economic Rights

        Dividends.    Subject to preferences that apply to shares of Series A Preferred Stock and any other shares of preferred stock outstanding at the time, the holders of our Class A common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. The holders of our Class B common stock and Class C common stock do not have any rights to receive dividends.

        Liquidation.    If we become subject to an event giving rise to our dissolution, liquidation or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and any participating preferred stock outstanding at that time ranking on a parity with our Class A common stock with respect to such distribution, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our Series A Preferred Stock and any other outstanding shares of preferred stock. The holders of our Class B common stock and Class C common stock do not have any rights to receive distributions upon our dissolution, liquidation or winding up.

  Voting Rights

        Except as expressly provided in our Certificate of Incorporation, the holders of our common stock will be entitled to vote on all matters on which stockholders of a corporation are entitled to vote under the DGCL, including the election of our board of directors.

        Holders of our Class A common stock are entitled to one vote per share of Class A common stock.

        On January 31 of each year, our board of directors will determine whether the Ares Ownership Condition is satisfied. For purposes of determining whether the Ares Ownership Condition is satisfied, our board of directors will treat as outstanding, and as held by the foregoing persons, all shares of common stock deliverable to such persons pursuant to equity awards granted to such persons. On any date on which the Ares Ownership Condition is satisfied, holders of our Class B common stock are entitled to a number of votes, in the aggregate, equal to (x) four times the aggregate number of votes attributable to the Class A common stock minus (y) the aggregate number of votes attributable to the Class C common stock. On any date on which the Ares Ownership Condition is not satisfied, holders of our Class B common stock will not be entitled to vote on any matter submitted to a vote of our stockholders.

        Ares Voting LLC, the initial holder of our Class C common stock upon our conversion from a Delaware limited partnership, is generally entitled to a number of votes equal to the number of Ares Operating Group Units held of record by each limited partner of the Ares Operating Group Partnerships (as defined below) (other than us and our subsidiaries). If in the future other persons are admitted to the Ares Operating Group as limited partners and are issued shares of our Class C common stock, such other holders of our Class C common stock will be entitled, in the aggregate, to a number of votes equal to the number of Ares Operating Group Units held of record by such holder of Class C common stock. If the ratio at which Ares Operating Group Units are exchangeable for shares of our Class A common stock changes from a one-for-one basis, the number of votes to which the holders of the Class C common stock are entitled will be adjusted accordingly.

        Except as provided in our Certificate of Incorporation and Bylaws and under the DGCL and the rules of the NYSE, shares of our Series A Preferred Stock are generally non-voting, substantially consistent with the existing shares of Series A Preferred Stock.

        Our Certificate of Incorporation provides that the number of authorized shares of any class of stock, including our Class A common stock, may be increased or decreased (but not below the number of shares of such class then outstanding) with the approval of a majority of the voting power of our outstanding capital stock entitled to vote thereon. However, given the disparity in the voting power of our classes of common stock, on any date on which the Ares Ownership Condition is satisfied, holders of our Class B common stock will control any such vote and are effectively able to approve an increase or decrease in the number of authorized shares of any other class of common stock without a separate vote of the holders of the applicable class of common stock. This could allow holders of our Class B common stock to increase and issue additional shares of Class A common stock and/or Class C common stock beyond what is currently authorized in our Certificate of Incorporation without the consent of the holders of the applicable class of common stock. Additional classes of common stock having special voting rights could also be issued.

  No Preemptive or Similar Rights

        Our Class A common stock, Class B common stock and Class C common stock are not entitled to preemptive rights and are not subject to conversion, redemption or sinking fund provisions.

  Exchange

        Our indirect subsidiary, Ares Holdings, issued units representing limited partnership interests (each partnership unit an "Ares Operating Group Unit") that are exchangeable for our Class A common stock pursuant to the Fifth Amended and Restated Exchange Agreement among us and the other parties thereto (the "Exchange Agreement"), on a one-for-one basis, subject to customary adjustments for splits, unit dividends and reclassifications and compliance with applicable lock-up, vesting and transfer restrictions. When Ares Operating Group Units are exchanged for shares of Class A common stock, the number of votes to which the shares of our Class C common stock are entitled shall automatically be reduced by the number of Ares Operating Group Units so exchanged. However, so long as the Ares Ownership Condition is satisfied, the issuance of Class A common stock would increase the number of votes to which holders of Class B common stock are entitled.

  Limited Call Right

        If at any time:

          (i)    less than 10% of the then issued and outstanding shares of any class (other than Class B common stock, Class C common stock and preferred stock) are held by persons other than the Holdco Members or their respective affiliates; or

          (ii)   we are subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended,

we will have the right, which we may assign in whole or in part to any record holder of Class B common stock or any of its affiliates, to acquire all, but not less than all, of the remaining shares of the class held by unaffiliated persons.

        As a result of our right to purchase outstanding shares of common stock, a stockholder may have their shares purchased at an undesirable time or price.

Preferred Stock

        Our board of directors is authorized, subject to limitations prescribed by the DGCL, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers (including voting powers), preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders (except as may be required by the terms of any preferred stock then outstanding). Our board of directors may also increase (but not above the total number of shares of preferred stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of that series then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. The powers, preferences and rights of each series of preferred stock, and the qualification, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the proportion of voting power held by, or other relative rights of, the holders of our Class A common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of the Class A common stock or the proportion of voting power held by, or other relative rights of, the holders of the Class A common stock.

        As of April 1, 2021, our Certificate of Incorporation has designated one series of preferred stock, Series A Preferred Stock, which is outstanding.

  Series A Preferred Stock

        In June 2016, Ares Management, L.P. issued 12,400,000 7.00% Series A Preferred Shares ("Series A Preferred Shares"). In connection with the Conversion, each Series A Preferred Share outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Series A Preferred Stock. Our Certificate of Incorporation provides holders of the Series A Preferred Stock following the Conversion with substantially the same rights and obligations that holders of the Series A Preferred Shares had in the limited partnership agreement of Ares Management, L.P.

        Economic rights.    Dividends on the Series A Preferred Stock are payable when, as and if declared by our board of directors out of funds legally available, at a rate per annum equal to 7.00% of the $25.00 liquidation preference per share. Dividends on the Series A Preferred Stock are payable quarterly on March 31, June 30, September 30 and December 31 of each year, when, as and if declared our board of directors.

        Dividends on the Series A Preferred Stock are non-cumulative.

        Ranking.    Shares of the Series A Preferred Stock rank senior to our common stock and equally with any of our other equity securities, including any other preferred stock, that we may issue in the future, whose terms provide that such securities will rank equally with the Series A Preferred Stock with respect to the payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up ("Series A Parity Stock"). Holders of the Series A Preferred Stock do not have preemptive or subscription rights.

        Shares of the Series A Preferred Stock rank junior to (i) all of our existing and future indebtedness and (ii) any of our equity securities, including preferred stock, that we may issue in the future, whose terms provide that such securities will rank senior to the Series A Preferred Stock with respect to the payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (such equity securities, "Series A Senior Stock"). We currently have no Series A Senior Stock outstanding. While any shares of Series A Preferred Stock are outstanding, we may not authorize or create any class or series of Series A Senior Stock without the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock and all other series of Series A Voting Preferred Stock (as defined below), acting as a single class. See "—Voting rights" below for a discussion of the voting rights applicable if we seek to create any class or series of Series A Senior Stock.

        Maturity.    The Series A Preferred Stock does not have a maturity date, and we are not required to redeem or repurchase the Series A Preferred Stock.

        Optional redemption.    We may not redeem the Series A Preferred Stock prior to June 30, 2021 except as provided below under "—Change of control redemption." At any time or from time to time on or after June 30, 2021, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at a price of $25.00 per share of Series A Preferred Stock plus declared and unpaid dividends, if any, to, but excluding, the redemption date.

        Holders of the Series A Preferred Stock will have no right to require the redemption of the Series A Preferred Stock.

        Change of control redemption.    If a change of control event occurs prior to June 30, 2021, we may, at our option, redeem the Series A Preferred Stock, in whole but not in part, at a price of $25.25 per share of Series A Preferred Stock, plus declared and unpaid dividends to, but excluding, the redemption date.

        If we do not give a redemption notice within the time periods specified in our Certificate of Incorporation following a change of control event (whether before, on or after June 30, 2021), the dividend rate per annum on the Series A Preferred Stock will increase by 5.00%.

        A change of control event would occur if a change of control is accompanied by the lowering of the rating on certain series of our senior notes that are guaranteed by us and Ares Holdings (or, if no such series of our senior notes are outstanding, our long-term issuer rating) in respect of such change of control and any series of such senior notes or our long-term issuer rating, as applicable, is rated below investment grade.

        The change of control redemption feature of the Series A Preferred Stock may, in certain circumstances, make more difficult or discourage a sale or takeover of us or Ares Holdings and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future.

        Voting rights.    Except as indicated below, the holders of the Series A Preferred Stock will have no voting rights.

        If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock or any series of Series A Parity Stock have not been declared and paid, the number of directors on our board of directors will be automatically increased by two and the holders of the Series A Preferred Stock, voting together as a single class with the holders of any series of Series A Parity Stock then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, the "Series A Voting Preferred Stock"), will have the right to elect these two additional directors at a meeting of the holders of the Series A Preferred Stock and such Series A Voting Preferred Stock. These voting rights will continue until four consecutive quarterly dividends have been declared and paid on the Series A Preferred Stock or such series of Series A Parity Stock.

        The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock and all series of Series A Voting Preferred Stock, acting as a single class, either at a meeting of stockholders or by written consent, is required in order:

          (i)    to amend, alter or repeal any provision of our Certificate of Incorporation relating to the Series A Preferred Stock or series of Series A Voting Preferred Stock so as to materially and adversely affect (whether by merger, consolidation or otherwise) the voting powers, rights or preferences of the holders of the Series A Preferred Stock or series of Series A Voting Preferred Stock, or

          (ii)   to authorize, create or increase the authorized amount of, any class or series of preferred stock having rights senior to the Series A Preferred Stock with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up, provided that in the case of clause (i) above, if such amendment materially and adversely affects the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Series A Voting Preferred Stock (including the Series A Preferred Stock for this purpose), only the consent of the holders of at least two-thirds of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Series A Voting Preferred Stock (including the Series A Preferred Stock for this purpose) as a class.

        However, we may create additional series or classes of Series A Parity Stock and any equity securities that rank junior to our Series A Preferred Stock and issue additional series of such stock without the consent of any holder of the Series A Preferred Stock.

        In addition, if at any time any person or group (other than any record holder of Class B common stock, Ares Owners, any Holdco Member or any of their respective affiliates, or a direct or subsequently approved transferee of the foregoing) beneficially owns 20% or more of the Series A Preferred Stock then outstanding, that person or group will lose voting rights on all of its stock and the stock may not be voted on any matter and will not be considered to be outstanding when calculating required votes or for other similar purposes. See "Anti-Takeover Provisions—Loss of voting rights."

        Amount payable in liquidation.    Upon our voluntary or involuntary liquidation, dissolution or winding up, each holder of the Series A Preferred Stock will be entitled to a payment equal to the sum of the $25.00 liquidation preference per share of Series A Preferred Stock and declared and unpaid dividends, if any, to, but excluding the date of the liquidation, dissolution or winding up. Such payment will be made out of our assets available for distribution (to the extent available) to the holders of the Series A Preferred Stock following the satisfaction of all claims ranking senior to the Series A Preferred Stock.

        No conversion rights.    The shares of Series A Preferred Stock are not convertible into any class of common stock or any other class or series of our capital stock or any other security.

        Series A GP Mirror Units.    We contributed the net proceeds from the sale of the Series A Preferred Shares in June 2016 to each of Ares Holdings, Ares Offshore Holdings and Ares Investments (prior to the Reorganization, collectively, "the Ares Operating Group Partnerships") and, in consideration of our contribution, each Ares Operating Group Partnership issued to us a new series of preferred units with economic terms designed to mirror those of the Series A Preferred Shares and, following the Conversion, the Series A Preferred Stock, which we refer to as the "GP Mirror Units." The terms of the GP Mirror Units provide that unless distributions have been declared and paid or declared and set apart for payment on all GP Mirror Units issued by each Ares Operating Group Partnership for the then-current quarterly dividend period, then during such quarterly dividend period only, each Ares Operating Group Partnership may not repurchase its common units or any junior units and may not declare or pay or set apart payment for distributions on its junior units, other than, in each case (x) repurchases, redemptions or other acquisitions pursuant to the Exchange Agreement, (y) grants or vesting of awards under our or our subsidiaries' equity incentive plans and (z) repurchases, redemptions or other acquisitions pursuant to any put or call agreements existing on June 8, 2016. The terms of the GP Mirror Units also provide that, in the event that any Ares Operating Group Partnership liquidates, dissolves or winds up, no Ares Operating Group Partnership may declare or pay or set apart payment on its common units or any other units ranking junior to the GP Mirror Units unless the outstanding liquidation preference on all outstanding GP Mirror Units of each Ares Operating Group Partnership have been repaid via redemption or otherwise. The foregoing is subject to certain exceptions, including, (i) in the case of a merger or consolidation of one or more Ares Operating Group Partnerships in a transaction whereby the surviving person, if not an Ares Operating Group Partnership immediately prior to such transaction, expressly assumes all of the obligations under the GP Mirror Units and satisfies certain other conditions, (ii) the Ares Operating Group Partnership being sold or disposed of does not constitute a "significant subsidiary" under Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission, (iii) the Series A Preferred Stock have been fully redeemed or (iv) transactions where the assets of the Ares Operating Group Partnership being liquidated, dissolved or wound up are immediately contributed to another Ares Operating Group Partnership or a subsidiary thereof.

        On February 17, 2021, our board of directors adopted resolutions authorizing a Second Amended and Restated Certificate of Incorporation in connection with the Reorganization, which was consummated on April 1, 2021. The Reorganization consisted of, among other matters, a merger of each of Ares Investments and Ares Offshore with and into Ares Holdings.

Conflicts of Interest

        The DGCL permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Certificate of Incorporation, to the maximum extent permitted from time to time by the DGCL, renounces any interest or expectancy that we have in any business ventures of (a) each member of our board of directors and our officers, (b) each record holder of Class B common stock, (c) Ares Management GP LLC (our "Former General Partner"), (d) any person or entity who is or was a "tax matters partner" (as defined in the Internal Revenue Code of 1986, as amended (the "Code") prior to amendment by P.L. 114-74) or "partnership representative" (as defined in Section 6223 of the Code after amendment by P.L. 114-74), member, manager, officer or director of any record holder of Class B common stock or our Former General Partner, (e) any member, manager, officer or director of any record holder of Class B common stock or our Former General Partner who is or was serving at the request of any record holder of Class B common stock or our Former General Partner as a director, officer, manager, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another person or entity, (f) any person or entity who controls any record holder of Class B common stock or our Former General Partner and (g) certain other specified persons (collectively, the "Indemnitees"). Our Certificate of Incorporation provides that each Indemnitee has the right to engage in businesses of every type and description, including business interests and activities in direct competition with our business and activities. Our Certificate of Incorporation also waives and renounces any interest or expectancy that we may have in, or right to be offered an opportunity to participate in, business opportunities that are from time to time presented to the Indemnitees. Notwithstanding the foregoing, pursuant to our Certificate of Incorporation, each record holder of Class B common stock has agreed that its sole business will be to act as a record holder of Class B common stock and as a general partner or managing member of any partnership or limited liability company that we may hold an interest in and that it will not engage in any business or activity or incur any debts or liabilities except (x) in connection therewith or (y) in connection with the acquisition, owning or disposing of equity securities of us or any of our subsidiaries.

Anti-Takeover Provisions

        Our Certificate of Incorporation and Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock held by stockholders.

        Loss of voting rights.    If at any time any person or group (other than a record holder of Class B common stock, Ares Owners, a Holdco Member or any of their respective affiliates, or a direct or subsequently approved transferee of the foregoing) beneficially owns 20% or more of any class of our stock then outstanding, that person or group will lose voting rights on all of its shares of stock and such shares of stock may not be voted on any matter as to which such shares may be entitled to vote and will not be considered to be outstanding when sending notices of a meeting of stockholders, calculating required votes, determining the presence of a quorum or for other similar purposes, in each case, as applicable and to the extent such shares of stock are entitled to any vote. These restrictions do not apply to our Class B common stock or Class C common stock.

        Requirements for advance notification of stockholder proposals.    Our Bylaws establish advance notice procedures with respect to stockholder proposals brought forth at annual or special meetings of our stockholders. Generally, to be timely, a stockholder's notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder's notice. Our Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of our company.

        Special stockholder meetings.    Our Certificate of Incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors, a record holder of Class B common stock or stockholders representing 50% or more of the voting power of the outstanding stock of the class or classes of stock which are entitled to vote at such meeting. Class A common stock and Class C common stock are considered the same class of common stock for this purpose.

        Stockholder action by written consent.    Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the Certificate of Incorporation provides otherwise or it conflicts with the rules of the NYSE. Our Certificate of Incorporation permits stockholder action by written consent by stockholders other than the Class B Stockholder only if consented to by the board of directors in writing.

        Amendments to our Certificate of Incorporation requiring Class B Stockholder approval.    Except as otherwise expressly provided by applicable law or any certificate of designation for any series of our preferred stock, on any date on which the Ares Ownership Condition is satisfied, only the record holders of Class B common stock shall have the right to vote on certain amendments to our Certificate of Incorporation that are proposed by our board of directors. Such amendments include:

          (i)    any amendment that our board of directors has determined

            (a)   is necessary or appropriate in connection with (x) a pro rata distribution of shares of our stock or of options, rights, warrants or appreciation rights relating to shares of our stock or (y) a subdivision or combination of our stock,

            (b)   based on the advice of counsel, is necessary or appropriate to prevent us or the Indemnitees from having a material risk of being in any manner subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor, or

            (c)   is necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency;

          (ii)   any amendment that is expressly permitted by our Certificate of Incorporation to be voted on solely by the record holders of Class B common stock; or

          (iii)  any amendment that reflects a merger or conveyance pursuant to certain provisions of our Certificate of Incorporation that do not require stockholder approval for such a merger or conveyance.

        Super-majority requirements for certain amendments to our Certificate of Incorporation.    Except for amendments to our Certificate of Incorporation that require the sole approval of the record holders of Class B common stock, any amendments to our Certificate of Incorporation require the vote or consent of stockholders holding at least 90% of the voting power of our Class A common stock and Class C common stock, voting together as a single class, unless we obtain an opinion of counsel confirming that such amendment would not affect the limited liability of any of our stockholders under the DGCL. Any amendment of this provision of our Certificate of Incorporation also requires the vote or consent of stockholders holding at least 90% of the voting power of our Class A common stock and Class C common stock, voting together as a single class.

        Merger, sale or other disposition of assets.    Our Certificate of Incorporation provides that we may, with the approval of the record holders of at least a majority in voting power of our Class A common stock and Class C common stock, and, on any date on which the Ares Ownership Condition is satisfied, with the approval of the record holders of our Class B common stock, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or consummate any merger, consolidation or other similar combination, or approve the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries, except that no approval of our Class A common stock and Class C common stock shall be required in the case of certain limited transactions involving our reorganization into another limited liability entity where the governing instruments of the resulting entity provide our stockholders with substantially the same rights and obligations as are contained in our Certificate of Incorporation. We may in our sole discretion mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries) without the prior approval of the holders of our Class A common stock and Class C common stock. We may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without the prior approval of the holders of our Class A common stock and Class C common stock.

        Preferred stock.    The rights of holders of our Series A Preferred Stock requiring us to redeem all or a portion of their series of preferred stock upon the occurrence of a change of control event could have the effect of discouraging third parties from pursuing certain transactions with us, which may otherwise be in the best interest of our stockholders.

        Choice of forum.    The Court of Chancery of the State of Delaware (or, solely to the extent that the Court of Chancery lacks subject matter jurisdiction, any other court in the State of Delaware with subject matter jurisdiction) is the exclusive forum for resolving any claims, suits, actions or proceedings arising out of or relating in any way to our Certificate of Incorporation (including any claims, suits or actions to interpret, apply or enforce (i) the provisions of our Certificate of Incorporation or our Bylaws, (ii) our duties, obligations or liabilities to our stockholders, or of our stockholders to us, or among our stockholders, (iii) the rights or powers of, or restrictions on, us or any of our stockholders, (iv) any provision of the DGCL or (v) any other instrument, document, agreement or certificate contemplated by any provision of the DGCL relating to us (regardless of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)).

Business Combinations

        We have opted out of Section 203 of the DGCL, which provides that an "interested stockholder" (a person other than the corporation or any direct or indirect majority-owned subsidiary who, together with affiliates and associates, owns, or, if such person is an affiliate or associate of the corporation, within three years did own, 15% or more of the outstanding voting stock of a corporation) may not engage in "business combinations" (which is broadly defined to include a number of transactions, such as mergers, consolidations, asset sales and other transactions in which an interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders) with the corporation for a period of three years after the date on which the person became an interested stockholder without certain statutorily mandated approvals.

Indemnification of Directors and Officers

        Our Certificate of Incorporation provides that in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts on an after tax basis: (i) each member of our board of directors and each of our officers, (ii) each record holder of Class B common stock, (iii) our Former General Partner; (iv) any person who is or was a tax matters partner, partnership representative, member, manager, officer or director of any record holder of Class B common stock or our Former General Partner; (v) any member, manager, officer or director of any record holder of Class B common stock or our Former General Partner who is or was serving at the request of any record holder of Class B common stock or our Former General Partner as a director, officer, manager, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another Person; (vi) any Person who controls any record holder of Class B Common Stock or the Former General Partner; or (vii) any person designated by the General Partner as an indemnitee in its sole and absolute discretion.

        We agree to provide this indemnification unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that these persons acted in bad faith or with criminal intent. We also agree to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of our assets. Record holders of the Class B common stock will not be liable for, nor have any obligation to contribute or loan funds or assets to us to enable us to effectuate indemnification. The indemnification of the persons described above shall be secondary to any indemnification such person is entitled from another person or the relevant Ares fund to the extent applicable. We may purchase insurance against liabilities asserted against and expenses incurred by persons with its activities, regardless of whether we would have the power to indemnify the person against liabilities under our Certificate of Incorporation.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock and Series A Preferred Stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar's address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300.

Listing

        Our Class A common stock and Series A Preferred Stock are listed on the NYSE under the ticker symbols "ARES" and "ARES.PRA," respectively.

UNDERWRITING

        Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Class A common stock set forth opposite the underwriter's name, as more fully described in the Underwriting Agreement

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	2,375,000
RBC Capital Markets, LLC	1,900,000
SMBC Nikko Securities America, Inc.	1,900,000
BofA Securities, Inc.	670,938
Goldman Sachs & Co. LLC	670,938
J.P. Morgan Securities LLC	670,938
Wells Fargo Securities, LLC	670,938
Citigroup Global Markets Inc.	261,250
MUFG Securities Americas Inc.	142,500
Deutsche Bank Securities Inc.	95,000
BNY Mellon Capital Markets, LLC	71,249
BTIG, LLC	71,249

Total	9,500,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the shares of Class A common stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares of Class A common stock (other than those covered by the option to purchase additional shares described below) if it purchases any of the shares of Class A common stock.

        The shares of Class A common stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. The underwriters may allow, and dealers may reallow, a concession not to exceed $0.6480 per share on sales to other dealers. If all the shares of Class A common stock are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters are subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The underwriting fee is equal to the public offering price per share of Class A common stock less the amount paid by the underwriters to us per share of Class A common stock. The underwriting fee is $1.08 per share. The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of its option to purchase additional shares of Class A common from us.

	Per Share	Without Option	Full Exercise
Public offering price	$54.00	$513,000,000	$589,950,000
Underwriting discount	$1.08	$10,260,000	$11,799,000
Proceeds to us before expenses	$52.92	$502,740,000	$578,151,000

        The estimated offering expenses payable by us (excluding the underwriting discount) are approximately $700,000, which includes legal, accounting and printing costs and various other fees associated with registering the shares of Class A common stock. We have also agreed to reimburse the underwriters for certain of its expenses in an amount up to $10,000.

        We have granted the underwriters the option to purchase, exercisable within 30 days of the date of this prospectus supplement, up to an additional 1,425,000 shares of Class A common stock, on the same terms and conditions set forth above. Any shares of Class A common stock issued or sold under the option will be issued and sold on the same terms and conditions as the other shares of Class A common stock that are the subject of this offering.

        We have agreed that, for a period of 45 days from the date of this prospectus supplement, we will not, without the prior written consent of Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement (other than any registration statement on Form S-8 to register shares of Class A common stock issued or available for future grant under our 2014 Equity Incentive Plan) under the Securities Act relating to, any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for shares of Class A common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Class A common stock or any such other securities or units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Class A common stock or such other securities or units, in cash or otherwise, other than (A) the shares of Class A common stock to be sold pursuant to this offering and the concurrent private placement, (B) the issuance of Ares Operating Group Units in connection with the Landmark Acquisition, (C) the announcement or public disclosure of strategic acquisitions to be consummated following the date that is 45 days from the date of this prospectus supplement, (D) the issuance of shares of Class A common stock or securities convertible into or exercisable or exchangeable for shares of Class A common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement, (E) the issuance of shares of Class A common stock or securities convertible into or exercisable or exchangeable for shares of Class A common stock pursuant to our 2014 Equity Incentive Plan or (F) the issuance of up to 10% of the shares of Class A common stock outstanding after this offering (assuming all Ares Operating Group Units have been exchanged for shares of Class A common stock), or securities convertible into or exercisable or exchangeable for shares of Class A common stock in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions; provided that, the acquiree of any such shares of Class A common stock or securities convertible into or exercisable or exchangeable for shares of Class A common stock pursuant to this clause (F) enters into a lock-up agreement, similar in form to the lock-up agreements entered into by our directors and executive officers in connection with this offering, with respect to such shares of Class A common stock or securities convertible into or exercisable or exchangeable for shares of Class A common stock.

        We have also agreed that for a period of 45 days after the date of this prospectus supplement, we (and certain of our affiliates) will not waive, modify or amend any transfer restrictions (including lock up provisions) relating to any Ares Operating Group Units or shares of Class A common stock contained in any agreements with holders thereof, without the written consent of Morgan Stanley & Co. LLC and RBC Capital Markets, LLC.

        Our directors and executive officers have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of 45 days after the date of this prospectus supplement, may not, without the prior written consent of Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for shares of Class A common stock (including without limitation, shares of Class A common stock or such other securities which may be deemed to be beneficially owned by such person or entity in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a unit option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Class A common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Class A common stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Class A common stock or any security convertible into or exercisable or exchangeable for shares of Class A common stock, in each case other than (A) the shares of Class A common stock to be sold by such person or entity pursuant to this offering, (B) transfers of shares of Class A common stock as a bona fide gift or gifts or on death by will or intestacy to a member of his or her immediate family or to a trust, the beneficiaries of which are exclusively such person and/or a member or members of his or her immediate family or to a charitable organization, (C) transfers of shares of Class A common stock, or any security convertible into or exercisable or exchangeable for shares of Class A common stock, to any individual, partnership (including a limited partnership), corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, foreign government or other entity, that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity, (D) distributions of shares of Class A common stock to members, stockholders, unitholders, partners or wholly-owned subsidiaries of such entity, (E) any transfers of shares of Class A common stock to us for the purpose of satisfying the cashless exercise price or tax withholding obligations upon the exercise of options outstanding on the date of this prospectus supplement or the settlement of deferred restricted shares of Class A common stock or restricted share units outstanding on the date of this prospectus supplement, (F) the sale of any shares of Class A common stock or other securities convertible into or exchangeable for, or that represent the right to receive, shares of Class A common stock acquired in this offering or in open market transactions after the completion of this offering, (G) the pledge of shares of Class A common stock or (H) if such person or entity is an officer and his or her terms of employment so provide as of the date of this prospectus supplement, transfers to us upon his or her death or disability or termination of his or her employment; provided that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (G) or (H), each donee, distributee, transferee, recipient or pledgee shall execute and deliver to Morgan Stanley & Co. LLC and RBC Capital Markets, LLC a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E), (F), (G) or (H), no filing by any party (donor, donee, transferor or transferee) under Section 16 of the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 45-day period referred to above); and provided further, that in the case of any transfer pursuant to clause (E), any public report or filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the purpose of such transfer is to cover such tax withholding obligations or the payment of taxes due in connection with the exercise of such options of settlement of such shares or units and that no other public announcement shall be required or shall be made voluntarily in connection with such transfer.

        In connection with the offering, the underwriters may purchase and sell shares of Class A common stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional shares, and stabilizing purchases. Short sales involve secondary market sales by the underwriters of a greater number of shares of Class A common stock than it is required to purchase in the offering.

"Covered" short sales are sales of shares of Class A common stock in an amount up to the number of shares of Class A common stock represented by the underwriters' option to purchase additional shares. "Naked" short sales are sales of shares of Class A common stock in an amount in excess of the number of shares of Class A common stock represented by the underwriters' option to purchase additional shares. Covering transactions involve purchases of shares of Class A common stock either pursuant to the underwriters' option to purchase additional shares or in the open market after the distribution has been completed to cover short positions. To close a naked short position, the underwriters must purchase shares of Class A common stock in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. To close a covered short position, the underwriters must purchase shares of Class A common stock in the open market after the distribution has been completed or must exercise the option to purchase additional shares. In determining the source of shares of Class A common stock to close the covered short position, the underwriters will consider, among other things, the price of shares of Class A common stock available for purchase in the open market as compared to the price at which it may purchase shares of Class A common stock through the option to purchase additional shares. Stabilizing transactions involve bids to purchase shares of Class A common stock so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for its own accounts, may have the effect of preventing or retarding a decline in the market price of the shares of Class A common stock. They may also cause the price of the shares of Class A common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters and their respective affiliates have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Affiliates of each of Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., MUFG Securities Americas Inc., BNY Mellon Capital Markets, LLC and Deutsche Bank Securities Inc. are lenders under the credit facility of our indirect subsidiaries. An affiliate of J.P. Morgan Securities LLC acts as an administrative agent and is a lender under the credit facility of our indirect subsidiaries. In connection with the Landmark Acquisition, affiliates of Goldman Sachs & Co. LLC have advised Landmark, affiliates of Morgan Stanley & Co. LLC have advised BrightSphere Investment Group, the majority owner of Landmark, and affiliates of RBC Capital Markets, LLC have advised Ares and will receive a customary fee in connection with the Landmark Acquisition.

        SMBC, an existing stockholder of Ares Management Corporation and an affiliate of SMBC Nikko Securities America, Inc., has entered into the SMBC Purchase Agreement, pursuant to which SMBC will purchase $250 million of our common stock (consisting of a number of shares of non-voting common stock and a number of shares of our Class A common stock to be determined by SMBC) at a price per share equal to the public offering price, less underwriting discounts and commissions, of Class A common stock being offered pursuant to this prospectus supplement in a separate private placement transaction that is expected to close concurrently with this offering. Such shares of common stock will be considered underwriting compensation in connection with this offering.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. The underwriters and their respective affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares of Class A common stock. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of Class A common stock. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

  (c)
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (d)
  where no consideration is or will be given for the transfer;

  (e)
  where the transfer is by operation of law; or

  (f)
  as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities & Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the securities may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

        The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

        This prospectus supplement and the accompanying prospectus contain general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

        The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

        In relation to each Member State of the European Economic Area and the United Kingdom (each a "Relevant State"), no securities have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

  •
  to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of Morgan Stanley & Co. LLC for any such offer; or

  •
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

        Each person in a Relevant State who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the Prospectus Regulation.

        In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

        The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

        References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

        The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

        This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended ("FSMA")) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Canada

        The securities may be sold only to purchasers in Canada purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF CLASS A COMMON STOCK

        Prospective investors should note that the discussion under the section called "Material U.S. Federal Tax Considerations" in the accompanying prospectus does not apply to our Class A common stock issued under this prospectus supplement and is superseded by the following discussion.

        The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) with respect to the purchase, ownership and disposition of our Class A common stock to be sold in this offering. This discussion does not purport to be a complete analysis of all potential tax effects to non-U.S. holders of our Class A common stock. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not included in this discussion, and non-U.S. holders should consult their own tax advisors as to these matters. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the "IRS") in effect as of the date of this prospectus supplement. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our Class A common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.

        This discussion is limited to non-U.S. holders that hold our Class A common stock as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder's particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, this discussion does not address consequences relevant to non-U.S. holders subject to particular rules, including, without limitation:

  •
  persons who own, or are deemed to own, more than 5% of our Class A common stock (except to the extent specifically set forth below);

  •
  U.S. expatriates and certain former citizens or long-term residents of the United States;

  •
  persons subject to the alternative minimum tax;

  •
  persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  banks, insurance companies, regulated investment companies, real estate investment trusts or financial institutions;

  •
  brokers, dealers or traders in securities, commodities or currencies;

  •
  "controlled foreign corporations," "passive foreign investment companies" or corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  a person required to accelerate recognition of any item of gross income with respect to the shares as a result of such income being recognized on an applicable financial statement;

  •
  partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes and the investors therein;

  •
  tax-exempt organizations or governmental organizations;

  •
  persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

  •
  "qualified foreign pension funds" as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

  •
  persons who hold or receive our Class A common stock as compensation or pursuant to the exercise of any employee stock option; and

  •
  tax-qualified retirement plans.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level.

        Accordingly, partnerships holding our Class A common stock and the partners in such partnerships should consult their own tax advisors regarding the U.S. federal income tax consequences to them.

        THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION (INCLUDING THE JURISDICTION OF YOUR RESIDENCE) OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

        For purposes of this discussion, a "non-U.S. holder" is any beneficial owner of our Class A common stock that is neither a "U.S. person" nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (ii) has made a valid election under applicable Treasury Regulations to continue to be treated as a U.S. person.

Distributions

        Distributions of cash or property on our Class A common stock (other than certain pro rata distributions of our shares) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will constitute a return of capital and first be applied against and reduce a non-U.S. holder's adjusted tax basis in its Class A common stock, but not below zero. Any remaining excess will be treated as capital gain and will be treated as described under the heading "—Sale or Other Taxable Disposition" below.

        Subject to the discussion below on backup withholding and payments made to certain foreign accounts, dividends paid to a non-U.S. holder of our Class A common stock that are not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States will generally be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividends (or such lower rate as may be specified by an applicable income tax treaty. Dividends paid to a non-U.S. holder that are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States) are generally exempt from withholding of U.S. federal income tax. To claim the benefit of a tax treaty or an exemption from withholding because the dividends are effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN, W-8BEN-E or W-8ECI or other applicable form or successor form, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate or exemption under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        Subject to the discussion below on backup withholding and payments made to certain foreign accounts, if dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), then, although exempt from withholding of U.S. federal income tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular U.S. federal income tax rates applicable to U.S. persons. In addition, a non-U.S. holder that is or is treated as a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items.

        Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

        Subject to the discussion below on backup withholding and payments made to certain foreign accounts, in general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

  •
  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

  •
  the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

  •
  our Class A common stock constitute U.S. real property interests ("USRPIs") within the meaning of the Foreign Investment in Real Property Tax Act by reason of our status as a U.S. real property holding corporation (a "USRPHC") for U.S. federal income tax purposes.

        Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates applicable to U.S. persons. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.

        A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on any gain derived from the sale or other taxable disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder timely files U.S. federal income tax returns with respect to such losses.

        With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our Class A common stock will not be subject to U.S. federal income tax if (i) our Class A common stock are "regularly traded," as defined by applicable Treasury Regulations, on an established securities market during the calendar year in which the disposition occurs, and (ii) such non-U.S. holder owned, actually or constructively, 5% or less of our outstanding Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other disposition or the non-U.S. holder's holding period for such shares. We expect that our Class A common stock will qualify as regularly traded on an established securities market, however, there can be no assurance that our Class A common stock will continue to so qualify. If any gain on a non-U.S. holder's disposition is taxable because we are a USRPHC and such non-U.S. holder's ownership of our Class A common stock exceeds 5%, the holder will be taxed on such disposition generally on a net income basis and in the manner applicable to U.S. persons. If we are a USRPHC and our Class A common stock no longer qualify as regularly traded on an established securities market, a non-U.S. holder would be subject to U.S. federal income tax (on a net income basis and in the manner applicable to U.S. persons) on the sale or other taxable disposition of our Class A common stock regardless of the percentage of our Class A common stock such holder owned, and a 15% withholding tax would apply to the gross proceeds from such sale or other taxable disposition.

        Non-U.S. holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

        A non-U.S. holder generally will not be subject to backup withholding (currently at a 24% rate) with respect to payments of dividends on our Class A common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder certifies under penalties of perjury its non-U.S. status by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification (or applicable successor form), or otherwise establishes an exemption. However, information returns will be filed with the IRS in connection with any dividends on our Class A common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

        Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our Class A common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Class A common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the non-U.S. holder certifies under penalty of perjury that it is a non-U.S. person on IRS Form W-8BEN, W8-BEN-E, W-8ECI or other applicable form or successor form (and the payer does not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person) or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under the provisions of the law generally known as the Foreign Account Tax Compliance Act ("FATCA"), on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our Class A common stock paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any direct or indirect "substantial U.S. owners" (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements referred to in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified U.S. persons" or "U.S.-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. Accordingly, the entity through which our Class A common stock is held could affect the determination of whether such withholding is required.

        Under the applicable Treasury Regulations and guidance from the IRS, withholding under FATCA generally applies to payments of dividends on our Class A common stock, and will apply to certain "foreign pass-thru" payments made on or after the date that is two years after the date the final Treasury Regulations are issued defining such "foreign pass-thru" payments. Under recently proposed Treasury Regulations that may be relied upon pending finalization, withholding under FATCA will not apply to payments of gross proceeds from the sale or other disposition of our Class A common stock. FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable income tax treaty with the United States or U.S. law. We will not pay additional amounts to holders of our Class A common stock in respect of any amounts withheld.

        Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

 LEGAL MATTERS

        The validity of the Class A common stock being offered hereby and certain legal matters related to compliance with the Investment Company Act of 1940, as amended, will be passed upon for us by Kirkland & Ellis LLP, Los Angeles, California. Kirkland & Ellis LLP has from time to time represented the underwriters on unrelated matters. The underwriters have been represented by Latham & Watkins LLP, Los Angeles, California, in connection with this offering. Latham & Watkins LLP has from time to time represented Ares and its affiliates on unrelated matters.

EXPERTS

        The consolidated financial statements of Ares Management Corporation appearing in Ares Management Corporation's Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Ares Management Corporation's internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares offered in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, filed as part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the shares covered by this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus supplement and the accompanying prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are required to file reports and other information with the SEC. The SEC's rules allow us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the shares covered by of this prospectus supplement and the accompanying prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

        We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC, except for any document or portion thereof deemed to be "furnished" and not filed in accordance with the SEC's rules:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 25, 2021 (File No. 001-36429);

  •
  Definitive Proxy Statement on Scheduel 14A filed with the SEC on April 21, 2020;

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  Current Reports on Form 8-K filed on February 22, 2021, March 29, 2021, March 31, 2021 (except for the information furnished pursuant to Item 7.01 therein) and April 2, 2021;

  •
  Registration Statement on Form 8-A/A for registration of Class A common stock pursuant to Section 12(b) of the Exchange Act, filed on November 26, 2018; and

  •
  All documents filed, but not furnished, by Ares Management Corporation under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering to which this prospectus supplement relates.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from Ares Management Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067. You also may contact us at (310) 201-4100 or visit our website at http://www.aresmgmt.com for copies of those documents. Our website and the information contained on our website are not a part of this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in making your decision whether to invest in the shares covered by this prospectus supplement and the accompanying prospectus.

PROSPECTUS

Ares Management Corporation

Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units

        We may from time to time, in one or more offerings, offer and sell one or more series or classes, separately or together, and in amounts, at prices and on terms that will be determined at the time of any such offering and will be set forth in one or more supplements to this prospectus:

  •
  shares of Class A common stock, par value $0.01 per share ("Class A Common Stock");

  •
  shares of preferred stock;

  •
  debt securities;

  •
  depositary shares;

  •
  warrants to purchase debt or equity securities;

  •
  purchase contracts; and

  •
  units.

        We refer to the foregoing, collectively, as the "securities." In addition, certain selling stockholders may offer and sell Class A Common Stock from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

        This prospectus describes the general manner in which these securities may be offered and sold. We will provide the specific terms of any offering of these securities in a prospectus supplement or free writing prospectus. You should read this prospectus and any applicable prospectus supplement and free writing prospectus we may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

        We or any selling stockholders may sell any of these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and any selling stockholders reserve the sole right to accept, and we, any selling stockholder and any agents, dealers, underwriters reserve the right to reject, in whole or in part, any proposed purchase of these securities. The applicable prospectus supplement or free writing prospectus will set forth the names of the agents, dealers or underwriters, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. The names of the selling securityholders, if any, will be set forth in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of these securities by any selling securityholders.

        Our shares of Class A Common Stock are listed on the New York Stock Exchange under the ticker symbol "ARES." The last reported sale price of our Class A Common Stock on February 26, 2020 was $36.79 per share.

        Investing in our securities involves material risks and uncertainties that you should consider. See "Risk Factors" on page 2 of this prospectus and in the "Risk Factors" section of our periodic reports filed with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2020.

        Neither we nor any selling stockholders have authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus, any amendment or supplement to this prospectus, any free writing prospectus prepared by us or on our behalf or the documents incorporated by reference in this prospectus. Neither we nor any selling stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, any free writing prospectus prepared by us or on our behalf or the documents incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus is current only as of its date, regardless of the time and delivery of this prospectus, any amendment or supplement to this prospectus or of any sale of the securities covered by this prospectus.

        You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

        For investors outside the United States: neither we nor any selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of the securities described in this prospectus and the distribution of this prospectus and any prospectus supplement or free writing prospectus.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). By using a shelf registration statement, we and/or certain selling stockholders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus and the applicable prospectus supplement in amounts, at prices and on other terms to be determined at the time of the offering. This prospectus provides you with a general description of Ares Management Corporation, our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts and units that we and/or certain selling stockholders may offer. This prospectus is not complete and does not contain all of the information that you should consider before making an investment in any of the securities described in this prospectus. A supplement to this prospectus or a free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. You should read both this prospectus and any applicable prospectus supplement and free writing prospectus together with information incorporated and deemed to be incorporated by reference herein and therein, the additional information described under "Where You Can Find More Information" and the registration statement, including its exhibits, before making an investment in any of the securities described in this prospectus.

        In this prospectus, unless the context suggests otherwise, references to:

  •
  "Ares," "we," "us" and "our" refer to (i) Ares Management Corporation and its subsidiaries following the Conversion and (ii) Ares Management, L.P. and its subsidiaries prior to the Conversion;

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  "Ares Operating Group" refer to, collectively, Ares Holdings L.P. ("Ares Holdings"), Ares Offshore Holdings L.P. ("Ares Offshore") and Ares Investments L.P. ("Ares Investments");

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  "Ares Operating Group Unit" or an "AOG Unit" refer to, collectively, a partnership unit in each of the Ares Operating Group entities;

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  "assets under management" or "AUM" refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM is equal to initial principal amounts adjusted for paydowns;

  •
  "Conversion" refers to our conversion effective November 26, 2018 from a Delaware limited partnership named Ares Management, L.P. into a Delaware corporation named Ares Management Corporation;

  •
  "Holdco Members" refers to Michael Arougheti, David Kaplan, Antony Ressler, Bennett Rosenthal, Ryan Berry, R. Kipp deVeer and Michael McFerran;

  •
  "our funds" refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation (NASDAQ: ARCC), and a registered investment adviser;

  •
  "SEC" refers to the Securities and Exchange Commission;

ii

Certain of the terms used in this prospectus, including AUM, may not be comparable to similarly titled measures used by other companies. In addition, our definition of AUM is not based on any definition of AUM that is set forth in the agreements governing the investment funds that we manage and may differ from definitions of AUM set forth in other agreements to which we are a party from time to time. Amounts and percentages throughout this prospectus may reflect rounding adjustments and consequently totals may not appear to sum.

iii

ARES MANAGEMENT CORPORATION

        Ares is a leading global alternative investment manager with approximately $148.9 billion of assets under management and over 1,200 employees in over 20 offices in more than 10 countries as of December 31, 2019. We offer our investors a range of investment strategies and seek to deliver attractive performance to a growing investor base that includes over 800 direct institutional relationships and a significant retail investor base across our publicly traded and sub-advised funds. Since our inception in 1997, we have adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns through market cycles. Ares believes each of its three distinct but complementary investment groups in Credit, Private Equity and Real Estate is a market leader based on assets under management and investment performance. We believe we create value for our stakeholders not only through our investment performance but also by expanding our product offering, enhancing our distribution channels, increasing our global presence, investing in our non-investment functions, securing strategic partnerships and completing accretive acquisitions and portfolio purchases.

        For a description of our business, financial condition, results of operations and other important information, we refer you to our filings with SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see "Where You Can Find More Information."

        We were formed as a Delaware limited partnership on November 15, 2013. Effective November 26, 2018, we completed our state law conversion from a Delaware limited partnership to a Delaware corporation (the "Conversion"), in connection with which, among other things, each common share representing limited partner interests in Ares Management, L.P. outstanding immediately prior to the Conversion converted into one issued and outstanding, fully paid and nonassessable share of Class A common stock, $0.01 par value per share, of Ares Management Corporation. As a result of the Conversion, except as otherwise expressly provided in our Certificate of Incorporation, our common stockholders are entitled to vote on all matters on which stockholders of a corporation are generally entitled to vote under the Delaware General Corporate Law (the "DGCL"), including the election of our board of directors.

        Our shares of Class A Common Stock are listed on the the New York Stock Exchange (the "NYSE") under the symbol "ARES," and our shares of 7.000% Series A Preferred Stock are listed on the NYSE under the symbol "ARES.PRA." Our principal executive offices are located at 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067, and our telephone number is (310) 201- 4100. Our website is http://www.aresmgmt.com. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, our website and the information contained on our website are not a part of this prospectus or any applicable prospectus supplement, and you should not rely on any such information in making your decision whether to invest in the securities covered by this prospectus.

 RISK FACTORS

        Investing in the securities covered by this prospectus involves various risks. You should carefully consider each of the risks described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020 and incorporated by reference in this prospectus, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov, and all of the other information included or incorporated by reference in this prospectus, and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities covered by this prospectus. The risks and uncertainties discussed in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our securities. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our securities could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of those words or other comparable words or other statements that do not relate strictly to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Some of these factors are described under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020 and incorporated by reference in this prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the risk factors, as such factors may be updated from time to time, and other cautionary statements that are included in this prospectus and in our other periodic filings, which are accessible on the SEC's website at www.sec.gov. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these forward-looking statements. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

        The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

 USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement or a free writing prospectus prepared in connection with an offering the securities pursuant to this prospectus, the net proceeds from the sale by us of any securities covered by this prospectus will be used for general corporate purposes. General corporate purposes may include repayment, repurchase or redemption of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or temporarily used to repay indebtedness prior to deployment for their intended purposes.

        We will not receive any of the proceeds from the sale of the securities described in this prospectus by any selling stockholders.

 DESCRIPTION OF CAPITAL STOCK

        The following description summarizes the most important terms of our capital stock, including our Class A Common Stock, to which this prospectus supplement relates. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Incorporation and Bylaws, copies of which have been previously filed by us with the SEC and incorporated by reference in this prospectus supplement.

        Our authorized capital stock consists of 3,000,000,000 shares, all with a par value of $0.01 per share, of which:

  •
  1,500,000,000 are designated as Class A Common Stock;

  •
  1,000 are designated as Class B common stock;

  •
  499,999,000 are designated as Class C common stock; and

  •
  1,000,000,000 are designated as preferred stock, of which 12,400,000 shares are designated as Series A Preferred Stock ("Series A Preferred Stock").

        We had outstanding as of February 26, 2020:

  •
  118,814,055 shares of Class A Common Stock;

  •
  1,000 shares of Class B common stock;

  •
  1 share of Class C common stock; and

  •
  12,400,000 shares of Series A Preferred Stock.

        As used in this section, "we," "us" and "our" means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.

Common Stock

  Corporate Conversion

        Our common stock consists of Class A Common Stock, Class B common stock and Class C common stock. At 12:01 am EST on November 26, 2018 (the "Effective Time") and pursuant to a plan of conversion, (i) each common share representing limited partner interests in Ares Management, L.P. outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class A common stock, (ii) each general partner share of Ares Management, L.P. outstanding immediately prior to the Effective Time converted into 1,000 issued and outstanding, fully paid and nonassessable shares of Class B common stock, and (iii) each special voting share of Ares Management, L.P. outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class C common stock. Except with respect to voting rights, our Certificate of Incorporation and our Bylaws provide our stockholders following the Conversion with substantially the same rights and obligations of limited partners pursuant to the limited partnership agreement of Ares Management, L.P. immediately prior to the Conversion.

  Economic Rights

        Dividends.    Subject to preferences that apply to shares of Series A Preferred Stock and any other shares of preferred stock outstanding at the time, the holders of our Class A Common Stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. The holders of our Class B common stock and Class C common stock do not have any rights to receive dividends.

        Liquidation.    If we become subject to an event giving rise to our dissolution, liquidation or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A Common Stock and any participating preferred stock outstanding at that time ranking on a parity with our Class A Common Stock with respect to such distribution, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our Series A Preferred Stock and any other outstanding shares of preferred stock. The holders of our Class B common stock and Class C common stock do not have any rights to receive distributions upon our dissolution, liquidation or winding up.

  Voting Rights

        Except as expressly provided in our Certificate of Incorporation, the holders of our common stock will be entitled to vote on all matters on which stockholders of a corporation are entitled to vote under the DGCL, including the election of our board of directors.

        Holders of our Class A Common Stock are entitled to one vote per share of Class A Common Stock.

        On January 31 of each year, our board of directors will determine whether the Ares Ownership Condition (as defined below) is satisfied. The "Ares Ownership Condition" is a determination of our board of directors on or about January 31 of each year as to whether the total voting power held collectively by (i) holders of our Class C common stock (currently only Ares Voting LLC), (ii) then-current or former Ares personnel (including indirectly through related entities) and (iii) Ares Owners Holdings L.P. ("Ares Owners"), without duplication, is at least 10% of the collective voting power of our outstanding Class A Common stock and our Class C common stock, voting together as a single class. For purposes of determining whether the Ares Ownership Condition is satisfied, our board of directors will treat as outstanding, and as held by the foregoing persons, all shares of common stock deliverable to such persons pursuant to equity awards granted to such persons. On any date on which the Ares Ownership Condition is satisfied, holders of our Class B common stock are entitled to a number of votes, in the aggregate, equal to (x) four times the aggregate number of votes attributable to the Class A Common Stock minus (y) the aggregate number of votes attributable to the Class C common stock. On any date on which the Ares Ownership Condition is not satisfied, holders of our Class B common stock will not be entitled to vote on any matter submitted to a vote of our stockholders.

        Ares Voting LLC, the initial holder of our Class C common stock upon our conversion from a Delaware limited partnership, is generally entitled to a number of votes equal to the number of Ares Operating Group Units held of record by each limited partner of the Ares Operating Group Partnerships (as defined below) (other than us and our subsidiaries). If in the future other persons are admitted to the Ares Operating Group as limited partners and are issued shares of our Class C common stock, such other holders of our Class C common stock will be entitled, in the aggregate, to a number of votes equal to the number of Ares Operating Group Units held of record by such holder of Class C common stock. If the ratio at which Ares Operating Group Units are exchangeable for shares of our Class A Common Stock changes from a one-for-one basis, the number of votes to which the holders of the Class C common stock are entitled will be adjusted accordingly.

        Except as provided in our Certificate of Incorporation and Bylaws and under the DGCL and the rules of the NYSE, shares of our Series A Preferred Stock are generally non-voting, substantially consistent with the existing shares of Series A Preferred Stock.

        Our Certificate of Incorporation provides that the number of authorized shares of any class of stock, including our Class A Common Stock, may be increased or decreased (but not below the number of shares of such class then outstanding) with the approval of a majority of the voting power of our outstanding capital stock entitled to vote thereon. However, given the disparity in the voting power of our classes of common stock, on any date on which the Ares Ownership Condition is satisfied, holders of our Class B common stock will control any such vote and are effectively able to approve an increase or decrease in the number of authorized shares of any other class of common stock without a separate vote of the holders of the applicable class of common stock. This could allow holders of our Class B common stock to increase and issue additional shares of Class A Common Stock and/or Class C common stock beyond what is currently authorized in our Certificate of Incorporation without the consent of the holders of the applicable class of common stock. Additional classes of common stock having special voting rights could also be issued.

  No Preemptive or Similar Rights

        Our Class A Common Stock, Class B common stock and Class C common stock are not entitled to preemptive rights and are not subject to conversion, redemption or sinking fund provisions.

  Exchange

        Three of our indirect subsidiaries, Ares Holdings, Ares Offshore and Ares Investments (collectively, the "Ares Operating Group Partnerships") have issued units representing limited partnership interests (a partnership unit in each of the Ares Operating Group Partnerships, collectively, an "Ares Operating Group Unit") that are exchangeable for our Class A Common Stock pursuant to the Fourth Amended and Restated Exchange Agreement among us and the other parties thereto (the "Exchange Agreement"), on a one-for-one basis, subject to customary adjustments for splits, unit dividends and reclassifications and compliance with applicable lock-up, vesting and transfer restrictions. When Ares Operating Group Units are exchanged for shares of Class A Common Stock, the number of votes to which the shares of our Class C common stock are entitled shall automatically be reduced by the number of Ares Operating Group Units so exchanged. However, so long as the Ares Ownership Condition is satisfied, the issuance of Class A Common Stock would increase the number of votes to which holders of Class B common stock are entitled.

  Limited Call Right

        If at any time:

            (i)  less than 10% of the then issued and outstanding shares of any class (other than Class B common stock, Class C common stock and preferred stock) are held by persons other than the Holdco Members or their respective affiliates; or

           (ii)  we are subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended,

we will have the right, which we may assign in whole or in part to any record holder of Class B common stock or any of its affiliates, to acquire all, but not less than all, of the remaining shares of the class held by unaffiliated persons.

        As a result of our right to purchase outstanding shares of common stock, a stockholder may have their shares purchased at an undesirable time or price.

Preferred Stock

        Our board of directors is authorized, subject to limitations prescribed by the DGCL, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers (including voting powers), preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders (except as may be required by the terms of any preferred stock then outstanding). Our board of directors may also increase (but not above the total number of shares of preferred stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of that series then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. The powers, preferences and rights of each series of preferred stock, and the qualification, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the proportion of voting power held by, or other relative rights of, the holders of our Class A Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of the Class A Common Stock or the proportion of voting power held by, or other relative rights of, the holders of the Class A Common Stock.

        As of February 26, 2020, our Certificate of Incorporation has designated one series of preferred stock, Series A Preferred Stock, which is outstanding.

  Series A Preferred Stock

        In June 2016, Ares Management, L.P. issued 12,400,000 7.00% Series A Preferred Shares ("Series A Preferred Shares"). In connection with the Conversion, each Series A Preferred Share outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Series A Preferred Stock. Our Certificate of Incorporation provides holders of the Series A Preferred Stock following the Conversion with substantially the same rights and obligations that holders of the Series A Preferred Shares had in the limited partnership agreement of Ares Management, L.P.

        Economic rights.    Dividends on the Series A Preferred Stock are payable when, as and if declared by our board of directors out of funds legally available, at a rate per annum equal to 7.00% of the $25.00 liquidation preference per share. Dividends on the Series A Preferred Stock are payable quarterly on March 31, June 30, September 30 and December 31 of each year, when, as and if declared our board of directors.

        Dividends on the Series A Preferred Stock are non-cumulative.

        Ranking.    Shares of the Series A Preferred Stock rank senior to our common stock and equally with any of our other equity securities, including any other preferred stock, that we may issue in the future, whose terms provide that such securities will rank equally with the Series A Preferred Stock with respect to the payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up ("Series A Parity Stock"). Holders of the Series A Preferred Stock do not have preemptive or subscription rights.

        Shares of the Series A Preferred Stock rank junior to (i) all of our existing and future indebtedness and (ii) any of our equity securities, including preferred stock, that we may issue in the future, whose terms provide that such securities will rank senior to the Series A Preferred Stock with respect to the payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (such equity securities, "Series A Senior Stock"). We currently have no Series A Senior Stock outstanding. While any shares of Series A Preferred Stock are outstanding, we may not authorize or create any class or series of Series A Senior Stock without the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock and all other series of Series A Voting Preferred Stock (as defined below), acting as a single class. See "—Voting rights" below for a discussion of the voting rights applicable if we seek to create any class or series of Series A Senior Stock.

        Maturity.    The Series A Preferred Stock does not have a maturity date, and we are not required to redeem or repurchase the Series A Preferred Stock.

        Optional redemption.    We may not redeem the Series A Preferred Stock prior to June 30, 2021 except as provided below under "—Change of control redemption." At any time or from time to time on or after June 30, 2021, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at a price of $25.00 per share of Series A Preferred Stock plus declared and unpaid dividends, if any, to, but excluding, the redemption date.

        Holders of the Series A Preferred Stock will have no right to require the redemption of the Series A Preferred Stock.

        Change of control redemption.    If a change of control event occurs prior to June 30, 2021, we may, at our option, redeem the Series A Preferred Stock, in whole but not in part, at a price of $25.25 per share of Series A Preferred Stock, plus declared and unpaid dividends to, but excluding, the redemption date.

        If we do not give a redemption notice within the time periods specified in our Certificate of Incorporation following a change of control event (whether before, on or after June 30, 2021), the dividend rate per annum on the Series A Preferred Stock will increase by 5.00%.

        A change of control event would occur if a change of control is accompanied by the lowering of the rating on certain series of our senior notes that are guaranteed by us and the Ares Operating Group Partnerships (or, if no such series of our senior notes are outstanding, our long-term issuer rating) in respect of such change of control and any series of such senior notes or our long-term issuer rating, as applicable, is rated below investment grade.

        The change of control redemption feature of the Series A Preferred Stock may, in certain circumstances, make more difficult or discourage a sale or takeover of us or an Ares Operating Group Partnership and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future.

        Voting rights.    Except as indicated below, the holders of the Series A Preferred Stock will have no voting rights.

        If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock or any series of Series A Parity Stock have not been declared and paid, the number of directors on our board of directors will be automatically increased by two and the holders of the Series A Preferred Stock, voting together as a single class with the holders of any series of Series A Parity Stock then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, the "Series A Voting Preferred Stock"), will have the right to elect these two additional directors at a meeting of the holders of the Series A Preferred Stock and such Series A Voting Preferred Stock. These voting rights will continue until four consecutive quarterly dividends have been declared and paid on the Series A Preferred Stock or such series of Series A Parity Stock.

        The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock and all series of Series A Voting Preferred Stock, acting as a single class, either at a meeting of stockholders or by written consent, is required in order:

            (i)  to amend, alter or repeal any provision of our Certificate of Incorporation relating to the Series A Preferred Stock or series of Series A Voting Preferred Stock so as to materially and adversely affect (whether by merger, consolidation or otherwise) the voting powers, rights or preferences of the holders of the Series A Preferred Stock or series of Series A Voting Preferred Stock, or

           (ii)  to authorize, create or increase the authorized amount of, any class or series of preferred stock having rights senior to the Series A Preferred Stock with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up, provided that in the case of clause (i) above, if such amendment materially and adversely affects the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Series A Voting Preferred Stock (including the Series A Preferred Stock for this purpose), only the consent of the holders of at least two-thirds of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Series A Voting Preferred Stock (including the Series A Preferred Stock for this purpose) as a class.

        However, we may create additional series or classes of Series A Parity Stock and any equity securities that rank junior to our Series A Preferred Stock and issue additional series of such stock without the consent of any holder of the Series A Preferred Stock.

        In addition, if at any time any person or group (other than any record holder of Class B common stock, Ares Owners, any Holdco Member or any of their respective affiliates, or a direct or subsequently approved transferee of the foregoing) beneficially owns 20% or more of the Series A Preferred Stock then outstanding, that person or group will lose voting rights on all of its stock and the stock may not be voted on any matter and will not be considered to be outstanding when calculating required votes or for other similar purposes. See "Anti-Takeover Provisions—Loss of voting rights."

        Amount payable in liquidation.    Upon our voluntary or involuntary liquidation, dissolution or winding up, each holder of the Series A Preferred Stock will be entitled to a payment equal to the sum of the $25.00 liquidation preference per share of Series A Preferred Stock and declared and unpaid dividends, if any, to, but excluding the date of the liquidation, dissolution or winding up. Such payment will be made out of our assets available for distribution (to the extent available) to the holders of the Series A Preferred Stock following the satisfaction of all claims ranking senior to the Series A Preferred Stock.

        No conversion rights.    The shares of Series A Preferred Stock are not convertible into any class of common stock or any other class or series of our capital stock or any other security.

        Series A GP Mirror Units.    We contributed the net proceeds from the sale of the Series A Preferred Shares in June 2016 to the Ares Operating Group Partnerships and, in consideration of our contribution, each Ares Operating Group Partnership issued to us a new series of preferred units with economic terms designed to mirror those of the Series A Preferred Shares and, following the Conversion, the Series A Preferred Stock, which we refer to as the "GP Mirror Units." The terms of the GP Mirror Units provide that unless distributions have been declared and paid or declared and set apart for payment on all GP Mirror Units issued by each Ares Operating Group Partnership for the then-current quarterly dividend period, then during such quarterly dividend period only, each Ares Operating Group Partnership may not repurchase its common units or any junior units and may not declare or pay or set apart payment for distributions on its junior units, other than, in each case (x) repurchases, redemptions or other acquisitions pursuant to the Exchange Agreement, (y) grants or vesting of awards under our or our subsidiaries' equity incentive plans and (z) repurchases, redemptions or other acquisitions pursuant to any put or call agreements existing on June 8, 2016. The terms of the GP Mirror Units also provide that, in the event that any Ares Operating Group Partnership liquidates, dissolves or winds up, no Ares Operating Group Partnership may declare or pay or set apart payment on its common units or any other units ranking junior to the GP Mirror Units unless the outstanding liquidation preference on all outstanding GP Mirror Units of each Ares Operating Group Partnership have been repaid via redemption or otherwise. The foregoing is subject to certain exceptions, including, (i) in the case of a merger or consolidation of one or more Ares Operating

Group Partnerships in a transaction whereby the surviving person, if not an Ares Operating Group Partnership immediately prior to such transaction, expressly assumes all of the obligations under the GP Mirror Units and satisfies certain other conditions, (ii) the Ares Operating Group Partnership being sold or disposed of does not constitute a "significant subsidiary" under Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission, (iii) the Series A Preferred Stock have been fully redeemed or (iv) transactions where the assets of the Ares Operating Group Partnership being liquidated, dissolved or wound up are immediately contributed to another Ares Operating Group Partnership or a subsidiary thereof.

Conflicts of Interest

        The DGCL permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Certificate of Incorporation, to the maximum extent permitted from time to time by the DGCL, renounces any interest or expectancy that we have in any business ventures of (a) each member of our board of directors and our officers, (b) each record holder of Class B common stock, (c) Ares Management GP LLC (our "Former General Partner"), (d) any person or entity who is or was a "tax matters partner" (as defined in the Internal Revenue Code of 1986, as amended (the "Code") prior to amendment by P.L. 114-74) or "partnership representative" (as defined in Section 6223 of the Code after amendment by P.L. 114-74), member, manager, officer or director of any record holder of Class B common stock or our Former General Partner, (e) any member, manager, officer or director of any record holder of Class B common stock or our Former General Partner who is or was serving at the request of any record holder of Class B common stock or our Former General Partner as a director, officer, manager, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another person or entity, (f) any person or entity who controls any record holder of Class B common stock or our Former General Partner and (g) certain other specified persons (collectively, the "Indemnitees"). Our Certificate of Incorporation provides that each Indemnitee has the right to engage in businesses of every type and description, including business interests and activities in direct competition with our business and activities. Our Certificate of Incorporation also waives and renounces any interest or expectancy that we may have in, or right to be offered an opportunity to participate in, business opportunities that are from time to time presented to the Indemnitees. Notwithstanding the foregoing, pursuant to our Certificate of Incorporation, each record holder of Class B common stock has agreed that its sole business will be to act as a record holder of Class B common stock and as a general partner or managing member of any partnership or limited liability company that we may hold an interest in and that it will not engage in any business or activity or incur any debts or liabilities except (x) in connection therewith or (y) in connection with the acquisition, owning or disposing of equity securities of us or any of our subsidiaries.

Anti-Takeover Provisions

        Our Certificate of Incorporation and Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A Common Stock held by stockholders.

        Loss of voting rights.    If at any time any person or group (other than a record holder of Class B common stock, Ares Owners, a Holdco Member or any of their respective affiliates, or a direct or subsequently approved transferee of the foregoing) beneficially owns 20% or more of any class of our stock then outstanding, that person or group will lose voting rights on all of its shares of stock and such shares of stock may not be voted on any matter as to which such shares may be entitled to vote and will not be considered to be outstanding when sending notices of a meeting of stockholders, calculating required votes, determining the presence of a quorum or for other similar purposes, in each case, as applicable and to the extent such shares of stock are entitled to any vote. These restrictions do not apply to our Class B common stock or Class C common stock.

        Requirements for advance notification of stockholder proposals.    Our Bylaws establish advance notice procedures with respect to stockholder proposals brought forth at annual or special meetings of our stockholders. Generally, to be timely, a stockholder's notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder's notice. Our Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of our company.

        Special stockholder meetings.    Our Certificate of Incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors, a record holder of Class B common stock or stockholders representing 50% or more of the voting power of the outstanding stock of the class or classes of stock which are entitled to vote at such meeting. Class A Common Stock and Class C common stock are considered the same class of common stock for this purpose.

        Stockholder action by written consent.    Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the Certificate of Incorporation provides otherwise or it conflicts with the rules of the NYSE. Our Certificate of Incorporation permits stockholder action by written consent by stockholders other than the Class B Stockholder only if consented to by the board of directors in writing.

        Amendments to our Certificate of Incorporation requiring Class B Stockholder approval.    Except as otherwise expressly provided by applicable law or any certificate of designation for any series of our preferred stock, on any date on which the Ares Ownership Condition is satisfied, only the record holders of Class B common stock shall have the right to vote on certain amendments to our Certificate of Incorporation that are proposed by our board of directors. Such amendments include:

            (i)  any amendment that our board of directors has determined

            (a)   is necessary or appropriate in connection with (x) a pro rata distribution of shares of our stock or of options, rights, warrants or appreciation rights relating to shares of our stock or (y) a subdivision or combination of our stock,

            (b)   based on the advice of counsel, is necessary or appropriate to prevent us or the Indemnitees from having a material risk of being in any manner subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the

    U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor, or

            (c)   is necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency;

           (ii)  any amendment that is expressly permitted by our Certificate of Incorporation to be voted on solely by the record holders of Class B common stock; or

          (iii)  any amendment that reflects a merger or conveyance pursuant to certain provisions of our Certificate of Incorporation that do not require stockholder approval for such a merger or conveyance.

        Super-majority requirements for certain amendments to our Certificate of Incorporation.    Except for amendments to our Certificate of Incorporation that require the sole approval of the record holders of Class B common stock, any amendments to our Certificate of Incorporation require the vote or consent of stockholders holding at least 90% of the voting power of our Class A Common Stock and Class C common stock, voting together as a single class, unless we obtain an opinion of counsel confirming that such amendment would not affect the limited liability of any of our stockholders under the DGCL. Any amendment of this provision of our Certificate of Incorporation also requires the vote or consent of stockholders holding at least 90% of the voting power of our Class A Common Stock and Class C common stock, voting together as a single class.

        Merger, sale or other disposition of assets.    Our Certificate of Incorporation provides that we may, with the approval of the record holders of at least a majority in voting power of our Class A Common Stock and Class C common stock, and, on any date on which the Ares Ownership Condition is satisfied, with the approval of the record holders of our Class B common stock, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or consummate any merger, consolidation or other similar combination, or approve the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries, except that no approval of our Class A Common Stock and Class C common stock shall be required in the case of certain limited transactions involving our reorganization into another limited liability entity where the governing instruments of the resulting entity provide our stockholders with substantially the same rights and obligations as are contained in our Certificate of Incorporation. We may in our sole discretion mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries) without the prior approval of the holders of our Class A Common Stock and Class C common stock. We may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without the prior approval of the holders of our Class A Common Stock and Class C common stock.

        Preferred stock.    The rights of holders of our Series A Preferred Stock requiring us to redeem all or a portion of their series of preferred stock upon the occurrence of a change of control event could have the effect of discouraging third parties from pursuing certain transactions with us, which may otherwise be in the best interest of our stockholders.

        Choice of forum.    The Court of Chancery of the State of Delaware (or, solely to the extent that the Court of Chancery lacks subject matter jurisdiction, any other court in the State of Delaware with subject matter jurisdiction) is the exclusive forum for resolving any claims, suits, actions or proceedings arising out of or relating in any way to our Certificate of Incorporation (including any claims, suits or actions to interpret, apply or enforce (i) the provisions of our Certificate of Incorporation or our Bylaws, (ii) our duties, obligations or liabilities to our stockholders, or of our stockholders to us, or among our stockholders, (iii) the rights or powers of, or restrictions on, us or any of our stockholders,

(iv) any provision of the DGCL or (v) any other instrument, document, agreement or certificate contemplated by any provision of the DGCL relating to us (regardless of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)).

Business Combinations

        We have opted out of Section 203 of the DGCL, which provides that an "interested stockholder" (a person other than the corporation or any direct or indirect majority-owned subsidiary who, together with affiliates and associates, owns, or, if such person is an affiliate or associate of the corporation, within three years did own, 15% or more of the outstanding voting stock of a corporation) may not engage in "business combinations" (which is broadly defined to include a number of transactions, such as mergers, consolidations, asset sales and other transactions in which an interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders) with the corporation for a period of three years after the date on which the person became an interested stockholder without certain statutorily mandated approvals.

Indemnification of Directors and Officers

        Our Certificate of Incorporation provides that in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee, whether arising from acts or omissions to act occurring on, before or after the date of its Certificate of Incorporation, on an after tax basis: (a) each member of our board of directors and each of our officers, (b) each record holder of Class B common stock, (c) our Former General Partner, (d) any person or entity who is or was a tax matters partner or partnership representative, member, manager, officer or director of any record holder of Class B common stock or our Former General Partner, (e) any member, manager, officer or director of any record holder of Class B common stock or our Former General Partner who is or was serving at the request of any record holder of Class B common stock or our Former General Partner as a director, officer, manager, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another person or entity; provided that such a person or entity will not be indemnified solely for providing, on a fee-for-services basis or similar arm's-length compensatory basis, agency, advisory, consulting, trustee, fiduciary or custodial services, (f) any person or entity who controls any record holder of Class B common stock or the Former General Partner and (g) any person a record holder of Class B common stock, in its sole discretion, designates as an Indemnitee.

        We agree to provide this indemnification unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that these persons acted in bad faith or with criminal intent. Any indemnification under these provisions will only be out of our assets. We are not personally liable for, and do not have any obligation to contribute or loan funds or assets to the board of directors to enable it to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our Certificate of Incorporation.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A Common Stock, Class B common stock, Class C common stock and Series A Preferred Stock is American Stock Transfer & Trust Company, LLC. The

transfer agent and registrar's address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300.

Listing

        Our Class A Common Stock and Series A Preferred Stock are listed on the NYSE under the ticker symbols "ARES" and "ARES.PRA," respectively.

DESCRIPTION OF DEBT SECURITIES

        The following description summarizes the general terms that will apply to any debt securities that may be offered pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

        We may issue the debt securities in one or more series under an indenture between us and the trustee. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture, as supplemented.

        The form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.

        As used in this section, "we," "us" and "our" means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries. As used in this prospectus, "debt securities" means the debentures, notes, bonds and other evidences of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the indenture.

General

        We may offer the debt securities from time to time in as many distinct series as we may determine. All debt securities will be our senior unsecured obligations. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price, the issue date, the issue price, the date from which interest will accrue and, if applicable, the date on which interest will first be paid) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

        The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under "—Book-Entry; Delivery and Form; Global Securities" and will trade in book-entry form only.

        Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

        Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange. The applicable prospectus supplement will include a discussion of material U.S. federal income tax considerations applicable to the debt securities.

Provisions of Indenture

        The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

  •
  the title of the series;

  •
  the maximum aggregate principal amount, if any, established for debt securities of the series;

  •
  the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

  •
  the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

  •
  the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

  •
  the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

  •
  our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

  •
  if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

  •
  if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

  •
  if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

  •
  if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

  •
  if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

  •
  if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

  •
  if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

  •
  any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

  •
  any addition to, deletion from or change in the covenants applicable to debt securities of the series;

  •
  if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

  •
  whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

  •
  whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

  •
  if a trustee other than the trustee named in the indenture is to act as trustee for the securities of a series, the name and corporate trust office of such trustee; and

  •
  any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest

        In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest.

        Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

        As used in the indenture, the term "business day" means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

        Unless otherwise indicated in the applicable prospectus supplement:

  •
  For fixed rate debt securities, if the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

  •
  For floating rate debt securities, if any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or the redemption date, if any) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day; if the maturity date or the redemption date, if any, is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the maturity date or the redemption date, if any, to the date of that payment. Interest on the floating rate debt securities will be computed on the basis of the actual number of days elapsed during the relevant interest period and a 360-day year.

Optional Redemption

        If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate, including by lot or pro rata. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

        Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of consisting of more than one series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed and, if less than all of the outstanding debt securities of any series consisting of a single security are to be redeemed, the principal amount of the debt security to be redeemed; that on the date of redemption, the redemption price will become due and payable upon each debt security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after the redemption date; the place or places where such debt securities are to be surrendered for payment of the redemption price; for any debt securities that by their terms may be converted, the terms of conversion, the date on which the right to convert will terminate and the place or places where such debt securities may be surrendered for conversion; that the redemption is for a sinking fund, if such is the case; and the CUSIP, ISN or any similar number of the debt securities to be redeemed.

        By no later than 11:00 a.m. (New York City time) on the business day prior to any redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

        Any debt securities to be redeemed only in part must be surrendered at the place or places where the debt securities are payable and established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Payment and Transfer or Exchange

        Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company ("DTC") or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See "—Book-Entry; Delivery and Form; Global Securities."

        A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we are not required to (i) issue, register the transfer of or exchange any debt security selected for redemption (or of such series and specific tenor, as the case may be) for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed or (ii) register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt securities being redeemed in part. The registered holder of a debt security will be treated as the owner of it for all purposes.

        Subject to any applicable abandoned property law, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

        The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

  •
  limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

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  limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

  •
  restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

        The indenture provides that we may not be a party to a Substantially All Merger (as defined below) or participate in a Substantially All Sale (as defined below), unless:

  •
  we are the surviving person, or the person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the "Successor Person") is organized under the laws of the Permitted Jurisdictions (as defined below) and has assumed by supplemental indenture all of our obligations under the indenture;

  •
  immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

  •
  we deliver to the trustee an officers' certificate or an opinion of counsel, each stating that such transaction and any supplemental indenture relating thereto comply with the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

        Upon the consummation of such transaction, the Successor Person will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor Person may exercise our rights and powers under the indenture, and we will be released from all of our liabilities and obligations under the indenture and under the debt securities.

        Any substitution of the Successor Person for us might be deemed for federal income tax purposes to be an exchange of the debt securities for "new" debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

        For purposes of this covenant:

  •
  a "person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity including government or political subdivision or an agency or instrumentality thereof;

  •
  a "Substantially All Merger" means our merger or consolidation with or into another person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person; and

  •
  a "Substantially All Sale" means a sale, assignment, transfer, lease or conveyance to any other person, in one or a series of related transactions, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person.

  •
  "Permitted Jurisdictions" means the laws of the United States of America or any state thereof.

No Gross Up

        We and the trustee will be entitled to deduct the amount required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), and neither we nor the trustee shall have any obligation to gross-up any payment to pay any additional amount as a result of such deduction. In addition, unless otherwise provided in an applicable supplemental indenture, we shall not be obligated to pay any additional amounts with respect to our debt securities as a result of any withholding or deduction for, or on account of, any other present or future taxes, duties, assessments or governmental charges.

Events of Default

        Each of the following events are defined in the indenture as an "event of default" (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

  (1)
  default in the payment of any installment of interest on any debt securities of that series, and such default continues for a period of 30 days after the payment becomes due and payable;

  (2)
  default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable, regardless of whether the payment became due and payable at its stated maturity, upon redemption, upon declaration of acceleration or otherwise;

  (3)
  default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

  (4)
  default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues and is not cured for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;

  (5)
  we pursuant to or within the meaning of the Bankruptcy Law (as defined below):

  •
  commence a voluntary case or proceeding;

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  consent to the entry of an order for relief against us in an involuntary case or proceeding;

  •
  consent to the appointment of a Custodian (as defined below) of us or for all or substantially all of our property;

  •
  make a general assignment for the benefit of our creditors;

  •
  file a petition in bankruptcy or answer or consent seeking reorganization or relief;

    •
    consent to the filing of such petition or the appointment of or taking possession by a Custodian; or

    •
    take any comparable action under any foreign laws relating to insolvency;

  (6)
  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

  •
  is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

  •
  appoints a Custodian of us or for all or substantially all of our property; or

  •
  orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

  •
  and the order or decree remains unstayed and in effect for 90 days; or

  (7)
  any other event of default provided with respect to debt securities of that series occurs.

        "Bankruptcy Law" means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

        "Custodian" means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

        If an event of default with respect to debt securities of any series (other than an event of default specified in clause (5) or (6) above with respect to us) occurs and is continuing, the trustee by notice to us, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us and the trustee, may declare the principal and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an event of default specified in clause (5) or (6) above with respect to us occurs and is continuing, the principal and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the nonpayment of the principal which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

        The indenture will require us to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the performance and observance of any of the terms, provisions and conditions under the indenture or, if there has been a default, specifying each such default and the nature and status thereof which such officers may have knowledge.

        No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official), or for any other remedy unless:

  (1)
  an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default, specifying an event of default with respect to the debt securities of that series;

  (2)
  the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

  (3)
  the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

  (4)
  the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

  (5)
  no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

        The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

        Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

  •
  change the stated maturity of the principal of, or installment of interest on, any debt security;

  •
  reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of or extend the time of payment of interest on any debt security;

  •
  reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

  •
  change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

  •
  impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption or repayment, on or after the redemption date or repayment date, as applicable);

  •
  reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required for any such amendment or waiver (of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences) provided for in the indenture ;

  •
  modify any provisions in the indenture regarding the modifications and amendments requiring the consent of the holders of each affected debt security, except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

  •
  make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities;

  •
  subordinate the debt security of any series to any of our other obligations; or

  •
  modify any of the above provisions.

        We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

  •
  to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us or to surrender any right or power conferred upon us;

  •
  to evidence the succession of another person to, and the assumption by the Successor Person of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under "—Covenants-Consolidation, Merger and Sale of Assets";

  •
  to add any additional events of default for the benefit of holders of the debt securities of all or any series;

  •
  to add one or more guarantees for the benefit of holders of the debt securities;

  •
  to secure the debt securities;

  •
  to add or appoint a successor or separate trustee or other agent;

  •
  to provide for the issuance of additional debt securities of any series;

  •
  to establish the form or terms of debt securities of any series as permitted by the indenture;

  •
  to comply with the rules of any applicable securities depository;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

  •
  to cure any ambiguity, to correct or supplement any provision of the indenture;

  •
  to change any other provision contained in the debt securities of any series or under the indenture; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect; or

  •
  to conform any provision of the indenture or the debt securities of any series to the description of such debt securities contained in the Company's prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the debt securities of such series

        The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

        We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

        We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and which have either become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by (i) depositing with the trustee, in trust, money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, (ii) paying all other sums payable under the indenture and (iii) delivering to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent in the indenture relating to the discharge as to that series have been complied with.

        The indenture provides that we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) ("legal defeasance") or (ii) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under "—Events of Default" will no longer be applied ("covenant defeasance"). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of (x) money in an amount, (y) U.S. government obligations which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, or (z) a combination thereof, in each case sufficient to pay and discharge the principal or premium, if any, and interest on the debt securities.

        In the case of legal defeasance, we must have delivered to the trustee an opinion of counsel confirming that (i) we have received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date of the indenture, there has been a change in the applicable Federal income tax law, in either case, to the effect that the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit and such legal defeasance and will be subject to the same federal income tax as would be the case if the deposit and legal defeasance did not occur. In the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers' certificate to the effect that the neither such debt securities nor any other debt securities of the same series will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Book-Entry; Delivery and Form; Global Securities

        Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a "global security." Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

        Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. The indenture provides that the global securities may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than DTC or its nominee unless:

  (1)
  DTC notifies us that it is unwilling or unable or no longer permitted under applicable law to continue as depository for such global security and a successor depository is not appointed within 90 days;

  (2)
  an event of default with respect to such global security has occurred and be continuing;

  (3)
  we deliver to the trustee an order to such effect; or

  (4)
  there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose in the indenture.

        The information in this section of this prospectus concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        The trustee under the indenture will be named in the applicable prospectus supplement.

        The trustee under the indenture will be permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF DEPOSITARY SHARES

        We may issue fractional interests in shares of Class A Common Stock or preferred stock, rather than shares of Class A Common Stock or preferred stock, with those rights and subject to the terms and conditions that we may specify in a prospectus supplement or a free writing prospectus. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of Class A Common Stock or preferred stock. The shares of Class A Common Stock or preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement or a free writing prospectus will include the name and address of the depositary and will include a discussion of material U.S. federal income tax considerations applicable to the Class A Common Stock, preferred stock and depositary shares, as applicable.

        As used in this section, "we," "us" and "our" means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in a prospectus supplement or a free writing prospectus for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement or a free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        As used in this section, "we," "us" and "our" means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.

        The prospectus supplement or a free writing prospectus relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

  •
  the title of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of warrants that may be exercised at any time;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of Class A Common Stock, preferred stock or depositary shares at a future date or dates, as specified in a related prospectus supplement or a free writing prospectus. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified principal amount of debt securities or a specified or varying number of shares of Class A Common Stock, preferred stock or depositary shares. The consideration for the debt securities, Class A Common Stock, preferred stock or depositary shares and the principal amount of debt securities or number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, which may secure the holders' obligations to purchase or sell, as the case may be, shares of Class A Common Stock, preferred stock or depositary shares under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security pursuant to the purchase contracts.

        The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

        As used in this section, "we," "us" and "our" means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.

 DESCRIPTION OF UNITS

        We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of Class A Common Stock or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement or a free writing prospectus.

        As used in this section, "we," "us" and "our" means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.

 SELLING STOCKHOLDERS

        Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated into this prospectus by reference.

 LEGAL MATTERS

        The validity of the securities will be passed upon for us by Kirkland & Ellis LLP, Los Angeles, California.

 EXPERTS

        The consolidated financial statements of Ares Management Corporation appearing in Ares Management Corporation's Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Ares Management Corporation's internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities covered by this prospectus, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and are required to file reports and other information with the SEC. You may inspect and copy these reports and other information at the public reference facilities maintained by the SEC at the address noted above. You also are able to obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC's website. We intend to make available to our securityholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and before the date that the offering of the units covered by this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed with the SEC:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020 (File No. 001-36429);

  •
  Current Reports on Form 8-K, filed on January 21, 2020 (File No. 001-36429), January 24, 2020 (File No. 001-36429) , February 13, 2020 (File No. 001-36429) and February 21, 2020 (File No. 001-36429);

  •
  Registration Statement on Form 8-A/A for registration of Class A common stock pursuant to Section 12(b) of the Exchange Act, filed on November 26, 2018; and

  •
  All documents filed, but not furnished, by Ares Management Corporation under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and before the termination of the offering to which this prospectus relates.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from Ares Management Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067. You also may contact us at (310) 201-4100 or visit our website at http://www.aresmgmt.com for copies of those documents. Our website and the information contained on our website are not a part of this prospectus, and you should not rely on any such information in making your decision whether to invest in the securities covered by this prospectus.

9,500,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley	RBC Capital Markets	SMBC Nikko

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan	Wells Fargo Securities

Senior Co-Manager

Citigroup

Co-Managers

MUFG	Deutsche Bank Securities	BNY Mellon Capital Markets	BTIG

April 6, 2021